Exhibit 10.1

PARTICIPATION AGREEMENT
(BRAC Trust No. 2005-[ ])

dated as of

May ___, 2005

among

BUDGET RENT A CAR SYSTEM, INC.,
as Lessee,

WILMINGTON TRUST COMPANY,
in its individual capacity only to the extent expressly stated herein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement (BRAC Trust No. 2005-[ ]),

BRAC Trust No. 2005-[ ],
as Owner Trust,

CENDANT CORPORATION,
as Guarantor

and

[OWNER PARTICIPANT]

Participation Agreement

Participation Agreement

SECTION 10.	CERTAIN COVENANTS OF OWNER TRUST AND OWNER PARTICIPANT	32
10.1 Certain Covenants of Owner Participant		32
10.2 No Creation of Owner Trustee’s Liens by the Bank		32

SECTION 11.	CONFIDENTIALITY	32

SECTION 12.	LESSEE’S RIGHT OF QUIET ENJOYMENT; OWNERSHIP FOR FEDERAL TAX PURPOSES	33

SECTION 13.	MISCELLANEOUS	34

SCHEDULE I	-	Schedule of Accounts
SCHEDULE II	-	U.C.C. Filings Being Made on Closing Date
SCHEDULE III	-	Parties
SCHEDULE IV	-	Eligible Vehicles
SCHEDULE V	-	Transaction Costs
SCHEDULE VI	-	Variations

EXHIBIT A	-	Form of Section 3.1(a)(ii) Officer’s Certificate

EXHIBIT B-l	-	Form of Closing Date Opinion of White & Case, Special Counsel for the Lessee and the Guarantor

EXHIBIT B-2	-	Form of Closing Date Opinion of Corporate Counsel for Lessee

EXHIBIT B-3	-	Form of Closing Date Opinion of Corporate Counsel for the Guarantor

EXHIBIT B-4-A	-	Form of Closing Date Opinion of Richards, Layton and Finger, P.A., Special Counsel for the Owner Trust

EXHIBIT B-4-B	-	Form of Closing Date Opinion of Richards, Layton and Finger, P.A., Special Counsel for the Owner Trustee

EXHIBIT B-5	-	Form of Closing Date Opinion of Thelen, Reid & Priest, Special Counsel for the Owner Participant

EXHIBIT B-6	-	Form of Closing Date Opinion of Corporate Counsel for the Owner Participant

EXHIBIT B-7	-	Form of Closing Date Opinion of Richards, Layton and Finger, P.A., Special Counsel for the Nominee

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EXHIBIT B-8	-	Form of Closing Date Opinion of Oklahoma Counsel

EXHIBIT C-l	-	Form of Power of Attorney of the Nominee re Titling and Registering Vehicles

EXHIBIT C-2	-	Form of Power of Attorney of the Lessor re Perfecting Security Interests

EXHIBIT C-3	-	Form of Power of Attorney re Sale of Vehicles

EXHIBIT C-4	-	Form of Power of Attorney re Release of Security Interests

EXHIBIT D	-	Form of Funding Request

EXHIBIT E	-	Form of Bill of Sale

APPENDIX A	-	Definitions

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PARTICIPATION AGREEMENT (BRAC Trust No. 2005-[ ])

PARTICIPATION AGREEMENT (BRAC Trust No. 2005-[ ]), dated as of May ___, 2005, among (i) BUDGET RENT A CAR SYSTEM, INC., a Delaware corporation, as Lessee; (ii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, acting in its individual capacity only to the extent expressly stated herein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, (iii) BRAC TRUST NO. 2005-[ ], a Delaware statutory trust, as Owner Trust, (iv) CENDANT CORPORATION, a Delaware corporation, as Guarantor; and (v) [OWNER PARTICIPANT], a [ ], as Owner Participant.

The Owner Trust desires to purchase, on each Funding Date, certain Eligible Vehicles and lease such Vehicles to the Lessee and the Lessee desires on each such Funding Date to lease such Eligible Vehicles from the Owner Trust. In order to finance the purchase price of such Eligible Vehicles, the Owner Participant will make investments in the trust created by the Trust Agreement.

In consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.	DEFINITIONS

The definitions in Appendix A hereto shall apply for all purposes of this Participation Agreement, except where otherwise specifically provided herein.

SECTION 2.	PURCHASE AND LEASE; ETC.

2.1  Payment of Total Cost.  (a)  Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, on each Funding Date the Owner Participant shall make available to the Owner Trust an investment in the trust created by the Trust Agreement in an amount equal to the aggregate Purchase Price of the Vehicles specified in the relevant Funding Date Lease Supplement. In no event shall the Owner Participant be required to provide investments under this Participation Agreement in an aggregate amount exceeding the Owner Participant’s Commitment.

(b)    Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of the Owner Trust set forth in Schedule I hereto and must be received by the Owner Trustee by 11:00 a.m., New York time, on the Funding Date.

2.2  Time and Place of Fundings.  (a)  The following shall be applicable to Fundings:

(i)     no more than [one (1)] Fundings may occur;

(ii)    each Funding shall occur on a Business Day on or after the Closing Date and on or before [September 30], 2005; and

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(iii)   each Funding shall provide for financing of the Eligible Vehicles having an aggregate Purchase Price that equals or exceeds $ ________, unless the Owner Participant shall waive such minimum amount.

(b)    The closing for each Funding shall take place on the Funding Date therefor commencing at 9:00 a.m., New York City time, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.

2.3  Funding Notices by Lessee.  With respect to each Funding (unless waived by the parties hereto), the Lessee shall, not later than 1:00 p.m. New York time, on the third Business Day prior to the date on which the Funding is proposed to occur, provide an irrevocable notice to the Owner Trust and the Owner Participant, substantially in the form of Exhibit D, specifying (a) the Funding Date, (b) with respect to the Eligible Vehicles to be purchased on such Funding Date, the Specific Identification, Purchase Price and Scheduled Expiration Date of such Eligible Vehicles, (c) the aggregate Purchase Price of all such Eligible Vehicles and (d) in the event such Funding Date is to be the Final Funding Date, that such Funding Date is to be the Final Funding Date. As promptly as practicable after the Owner Participant’s receipt of such notice, the Owner Participant shall provide proposals for the Per Diem Rent Factor (if applicable), the Quarterly Rent Factor and the percentages to be used in the calculation of Termination Value pursuant to Section 3.3(a) of the Lease. Such proposed rent factors and values shall be subject to verification by the Lessee that such proposals have been prepared in accordance with the pricing assumptions specified on Schedule III to the Lease. Upon verification, such proposed values shall be incorporated into the Lease Supplement to be delivered on the proposed Funding Date.  In the event that the Owner Participant and the Lessee shall not agree on the Per Diem Rent Factor (if applicable), Quarterly Rent Factor and the percentages to be used in the calculation of Termination Value, such proposed Funding shall be postponed until such time as the Owner Participant and the Lessee shall so agree, provided that the Funding Date shall not be postponed past April 30, 2005.

2.4  Application of Funds; Sale and Lease of the Vehicles.  On each Funding Date, upon (a) receipt by the Owner Trust of the investment required to be made by the Owner Participant pursuant to Section 2.1 and (b) satisfaction or waiver of the conditions set forth in Section 3.1, (i) the Owner Trust shall purchase and assume ownership of the Vehicles to be acquired by the Owner Trust on such Funding Date, as specified in the notice delivered pursuant to Section 2.3, the Bill or Bills of Sale delivered to the Owner Trust on such Funding Date and the Funding Date Lease Supplement executed on such Funding Date, (ii) in consideration therefor, the Owner Trust shall pay, from the funds made available by the Owner Participant pursuant to Section 2.1, an amount equal to the aggregate Purchase Price of the Vehicles then being sold and purchased pursuant hereto, in immediately available federal funds remitted by wire transfer to the account of the Lessee set forth in Schedule I hereto (or as otherwise specified by the Lessee to the Owner Trust in writing at least three Business Days before such Funding Date) and (iii) the Owner Trust shall lease and deliver to the Lessee and the Lessee shall accept delivery of and lease from the Owner Trust such Vehicles pursuant to the Lease. Delivery of the Vehicles to the Owner Trust on each Funding Date shall be effected by the delivery to the Owner Trust of one or more Bills of Sale specifically identifying the Vehicles delivered on such Funding Date. Delivery of the Vehicles to the Lessee on each Funding Date shall be effected by the delivery of the applicable Lease Supplement.

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2.5  Certain Conditions to be Satisfied on the Closing Date.  On the Closing Date the following conditions shall have been satisfied:

(a)    A fully executed counterpart of each of the following documents shall have been delivered to each party hereto (except that the original counterpart of the Lease bearing the Owner Trust’s signed receipt shall have been delivered only to the Owner Trust):

(i)     this Participation Agreement;

(ii)            the Lease;

(iii)           the Guaranty;

(iv)   the Trust Agreement;

(v)    the Nominee Agreement;

(vi)   the Nominee Trust Agreement;

(vii)          the Nominee Trust Supplement;

(viii)         the Tax Indemnity Agreement; and

(ix)    the Powers of Attorney.

(b)    A certificate of each of the Lessee, the Guarantor, the Nominee, the Owner Participant and the Owner Trust, signed by an appropriate officer thereof, with respect to (A) the authority and incumbency and specimen signatures of the officers executing and delivering the Operative Documents to which such Person is or will become a party and (B) the pertinent charter and By-Laws shall have been delivered to each of the parties hereto.

(c)    A copy of resolutions of the Board of Directors or appropriate Committee of the Board of Directors of each of the Lessee, the Guarantor, the Owner Participant and the Owner Trustee, certified by the Secretary or an Assistant Secretary of such Person, duly authorizing the execution, delivery and performance by such Person of the Operative Documents to which such Person is or will become a party shall have been delivered to each of the parties hereto to the extent that such resolutions are required for such execution, delivery and performance.

(d)    Evidence with respect to each of the Lessee and the Guarantor that it is a corporation in good standing and qualified to do business in the state of Delaware shall have been delivered to each of the parties hereto.

(e)    Certificates of insurance naming the Owner Trust, the Owner Participant and the Nominee as a named additional insured or lender loss payee, as applicable, and otherwise complying with Section 8 of the Lease shall have been delivered to the Owner Trust, the Owner Participant and the Nominee.

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(f)    UCC financing statements as set forth on Schedule II hereto shall have been made available for delivery to the appropriate filing offices for filing, with copies thereof provided to each of the parties hereto.

(g)    The statements set forth in paragraphs (e), (f) and (g) of Section 3.1 shall be true and correct on and as of the Closing Date and the Owner Trust and the Owner Participant shall have received an Officer’s Certificate of the Lessee and the Guarantor with respect thereto.

(h)    The Lessor and the Owner Participant shall have received a duly executed TRAC Certificate in the form of Exhibit A to the Lease.

2.6  Appraisal.  On the Closing Date, the Owner Participant shall have received from the Appraiser an opinion reasonably satisfactory to the Owner Participant with respect to the fair market value and estimated useful life of the Eligible Vehicles as of the Closing Date, the estimated fair market value of the Eligible Vehicles as of the expiration dates of the Base Term and the Renewal Term and such other matters as the Owner Participant may require.

2.7  Opinions of Counsel.  On the Closing Date (a) White & Case LLP, special counsel for the Lessee and the Guarantor, shall have delivered its legal opinion, addressed to the Owner Participant and the Owner Trust, substantially in the form of Exhibit B-1; (b) Karen C. Sclafani, corporate counsel for the Lessee, shall have delivered her legal opinion, addressed to the Owner Participant and the Owner Trust, substantially in the form of Exhibit B-2; (c) Eric J. Bock, corporate counsel for the Guarantor, shall have delivered his legal opinion, addressed to the Owner Participant and the Owner Trust, substantially in the form of Exhibit B-3; (d) Richards, Layton & Finger, P.A., special counsel for the Owner Trust, shall have delivered its legal opinion, addressed to the Owner Participant, the Lessee and the Guarantor, substantially in the form of Exhibit B-4-A; (e) Richards, Layton & Finger, P.A., special counsel for the Owner Trustee, shall have delivered its legal opinion, addressed to the Owner Participant, the Lessee and the Guarantor, substantially in the form of Exhibit B-4-B; (f) Thelen Reid & Priest LLP, special counsel for the Owner Participant, shall have delivered its legal opinion addressed to the Owner Trust, the Lessee and the Guarantor, substantially in the form of Exhibit B-5; (g) in-house counsel for the Owner Participant shall have delivered his or her legal opinion, addressed to the Lessee and the Guarantor, substantially in the form of Exhibit B-6; (h) Richards, Layton & Finger, P.A., special counsel for the Nominee, shall have delivered its legal opinion, addressed to the Owner Trust, the Owner Participant, the Lessee and the Guarantor, substantially in the form of Exhibit B-7; (i) special Oklahoma counsel for the Lessee shall have delivered its legal opinion, addressed to the Owner Participant and the Owner Trust, in form and substance reasonably satisfactory to the Owner Participant; and (j) the Owner Participant shall have received from Thelen Reid & Priest LLP, special counsel for Owner Participant, a favorable opinion, in form and substance reasonably satisfactory to the Owner Participant and dated the Closing Date, with respect to certain federal income tax consequences arising out of its participation in the transactions contemplated hereby.

2.8  Owner Participant’s Instructions to Owner Trust.  Subject to the terms and conditions set forth herein, the Owner Participant hereby authorizes and directs the Owner Trust to, and the Owner Trust hereby declares and agrees that it will, (a) purchase the Vehicles being sold and purchased pursuant hereto, if and as required hereby; (b) execute and deliver the

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Operative Documents to which it is intended to be a party and any other documents, instruments or certificates it is required to execute and deliver on each Funding Date or otherwise pursuant hereto; and (c) take all actions required to be taken by the Owner Trust pursuant to the Operative Documents.

2.9  Failure to Fund.  If the Lessee does not agree on the Per Diem Rent Factor (if applicable), the Quarterly Rent Factor and the percentages to be used for calculating Termination Value pursuant to Section 3.3(a) of the Lease and Section 2.3 hereof (the “Rent Factors”) on or before the proposed Funding Date, then the Funding Date will be postponed for a period of time, which will not extend beyond [September 30], 2005, during which the parties shall continue to discuss the Rent Factors in good faith, and/or proceed with the confirmation of calculations as provided in Section 3.3(a) of the Lease. In the event that Lessee does not agree to the Rent Factors by [September 30], 2005, this Agreement shall terminate, provided that the Lessee and Owner Participant shall each remain liable for their respective obligations under Section 7 hereof.

SECTION 3.	CONDITIONS TO FUNDINGS

3.1  Conditions to the Obligations of Owner Participant.  The obligations of the Owner Participant to be performed on each Funding Date shall be subject to the fulfillment or waiver by the Owner Participant of the conditions set forth in Sections 2.5, 2.6 and 2.7 on the Closing Date and, to the reasonable satisfaction of the Owner Participant, the conditions precedent set forth in this Section 3.1 on or before such Funding Date; provided, however, that the obligations of the Owner Participant shall not be subject to the Owner Participant’s own performance or compliance with any agreement or condition.

(a)    Execution and Delivery of Funding Documents.  The following documents shall have been duly authorized, executed and delivered by the parties thereto, shall be in form and substance reasonably satisfactory to the Owner Participant and shall be in full force and effect on such Funding Date and a fully executed counterpart of each thereof shall have been delivered to each party (except that (y) the original counterpart of the Funding Date Lease Supplement bearing the Owner Trust’s signed receipt shall be delivered only to the Owner Trust, and (z) photocopies of the Bill or Bills of Sale shall be delivered to all parties hereto other than the Owner Trust, which shall receive such number of original counterparts thereof as it shall reasonably request):

(i)     a Funding Date Lease Supplement, dated such Funding Date and covering the Vehicles then being purchased pursuant to this Participation Agreement;

(ii)    an Officer’s Certificate of the Lessee, dated such Funding Date, certifying as to, among other things, the actions taken with respect to titling and registration of Funding Date Vehicles, substantially in the form attached as Exhibit A hereto; and

(iii)           a Bill or Bills of Sale, dated such Funding Date, and covering the Funding Date Vehicles.

(b)    Compliance with Representations, Warranties, Etc.  The Operative Documents executed and delivered on the Closing Date shall continue to be in full force and

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effect; the respective representations and warranties made by the Budget Parties in the Operative Documents (other than the Tax Indemnity Agreement) shall be true and correct in all material respects on such Funding Date as if made on and as of such date; no Event of Loss, Default or Event of Default shall have occurred and be continuing or will result from the Funding on such Funding Date; all transfer, sales, value added and similar Taxes due and payable in connection with the acquisition and sale/leaseback of the Vehicles shall have been paid; and each of the agreements, covenants and conditions relating to such Funding contained in this Participation Agreement and the other Operative Documents which are required to be performed or complied with by the Lessee, the Guarantor or the Nominee on or before such Funding Date shall have been performed or complied with.

(c)    Other Documents to be Delivered.  The following certificates and other documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in form and substance reasonably acceptable to the Owner Participant, and an executed counterpart of each thereof shall have been delivered to the Owner Participant:

(i)     A certificate from each of the Lessee, the Guarantor, the Nominee and the Owner Trust, signed by an appropriate officer thereof, confirming the accuracy and completeness as of such Funding Date of the matters dealt with in their respective certificates referred to in paragraphs (b), (c), (d) and (g) of Section 2.5;

(ii)    An Officer’s Certificate, dated the Funding Date, from each of the Lessee and the Guarantor, stating that (x) such party’s representations and warranties contained in the Operative Documents (other than the Tax Indemnity Agreement) to which it is a party are true and correct in all material respects on such Funding Date, as though made on and as of such Funding Date; (y) no Default or Event of Default has occurred and is continuing or would result from the Funding to be made on such Funding Date; and (z) all covenants and conditions required to be performed or fulfilled by such party on or before the Funding Date have been performed or fulfilled; and

(iii)   Either (A) a copy of the certificate of title relating to each Funding Date Vehicle and a copy (front and back) of a sample certificate of origin for a vehicle relating to each Funding Date Vehicle together with the vehicle identification number for each Funding Date Vehicle or (B) a copy (front and back) of the certificates of origin for vehicles relating to each Funding Date Vehicle.

(d)    Funding Notice.  The Owner Trust shall have received a notice from the Lessee of such Funding in accordance with the provisions of Section 2.3.

(e)    No Proceedings.  No action or proceeding shall have been instituted, nor shall governmental action be overtly threatened, before any court or other Governmental Body, nor shall any order, judgment or decree have been issued or, to the Lessee’s or Guarantor’s actual knowledge, proposed to be issued by any court or other Governmental Body at the time of such Funding Date, to set aside, restrain, enjoin or prevent the execution, completion and consummation of this Participation Agreement, the other Operative Documents or the transactions contemplated hereby or thereby.

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(f)     Consents.  On such Funding Date, all approvals and consents, if any, of any trustees or holders of any indebtedness or obligations of the Lessee and the Guarantor which are required in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents shall have been duly obtained and shall be in full force and effect.

(g)    Governmental Actions.  All actions, if any, required to have been taken on or prior to such Funding Date by any Governmental Body in connection with the transactions contemplated by this Participation Agreement shall have been taken and all orders, permits, waivers, exemptions, authorizations and approvals, if any, of such entities required to be in effect on such Funding Date in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect.

(h)    Tax Law Change.  There shall not have occurred a Tax Law Change since the Closing Date, if (x) the effect of such Tax Law Change could reasonably be expected to adversely affect the Owner Participant’s Net Economic Return and (y) the Lessee shall not have agreed to an adjustment to Basic Rent (calculated in the manner contemplated by Section 3.3(a) of the Lease) that would preserve such Net Economic Return (computed on the assumption that such Tax Law Change does adversely affect Net Economic Return).

3.2  Conditions to the Obligations of Lessee.  The obligations of the Lessee to be performed at each Funding shall be subject to the fulfillment or waiver of the conditions precedent set forth in this Section 3.2 on or before such Funding Date; provided, however, that the obligations of the Lessee shall not be subject to the Lessee’s or the Guarantor’s own performance or compliance with any agreement or condition.

(a)    Execution and Delivery of Funding Documents; Payment of Purchase Price.  The Owner Participant and the Owner Trust shall have complied with their respective obligations set forth in Sections 2.1 and 2.4.

(b)    Compliance with Representations, Warranties, etc.  The Operative Documents executed and delivered at the Closing Date shall continue to be in full force and effect; the respective representations and warranties made by the Owner Participant and the Owner Trust pursuant to Section 4 shall be true and correct in all material respects on such Funding Date as if made on and as of such date; and each of the agreements, covenants and conditions relating to such Funding contained in this Participation Agreement and the other Operative Documents which are required to be performed or complied with by the Owner Participant or the Owner Trust on or before such Funding Date shall have been performed or complied with. The investment by the Owner Participant on a Funding Date shall be deemed to be a representation and warranty by the Owner Participant that the representations and warranties set forth in Section 4.2 are true and correct in all material respects on and as of such Funding Date and the execution and delivery by the Owner Trust of the Funding Date Lease Supplement dated such Funding Date shall be a representation and warranty by the Bank and the Owner Trustee, that the representations and warranties set forth in Section 4.3 are true and correct on and as of such Funding Date.

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(c)    Other Conditions.  Each of the conditions specified in Section 3.1(e), (f) and (g) shall have been satisfied to the satisfaction of the Lessee.

3.3  Conditions to the Obligations of Owner Trust.  The obligations of the Owner Trust to be performed at each Funding shall be subject to the provision of notice by the Lessee in accordance with the requirements set forth in Section 2.3 and the fulfillment or waiver of the conditions precedent set forth in Section 3.1 (as if each reference to the Owner Participant in Section 3.1 referred instead to the Owner Trust and each reference to the Owner Trust referred instead to the Owner Participant); provided, however, that the obligations of the Owner Trust shall not be subject to its own performance or compliance with any agreement or conditions; and provided further, however, that a waiver by the Owner Participant of the conditions set forth in Sections 2.5, 2.6 and 2.7 shall be effective to bind the Owner Trust.

SECTION 4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1  Representations, Warranties and Covenants of Lessee and Guarantor.  Each of the Lessee and the Guarantor represents, warrants and covenants, to and for the benefit of the Owner Trust and the Owner Participant, as follows (it being understood that references in this Section 4.1 to “Operative Documents,” “Vehicles” and “Lessor’s Estate” mean those Operative Documents delivered on or prior to, those Vehicles purchased or to be purchased by the Owner Trust on or prior to, and the Lessor’s Estate as it is constituted on, the date hereof or , with respect to each Funding Date, such Funding Date, as applicable:

(a)    Incorporation and Good Standing.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all corporate power and corporate authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Lessee is duly qualified to do business as a foreign corporation and is in good standing in each state and in each other (and the Guarantor is qualified in each) United States jurisdiction where failure to be so qualified would reasonably be expected to have a material adverse effect on its business or properties or on its ability to enter into and perform its obligations under the Operative Documents.

(b)    Authorization.  It has all requisite corporate power and corporate authority to execute, deliver and perform the Operative Documents to which it is a party and to carry out the provisions thereof. The execution, delivery and performance by it of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part, and each Operative Document to which it is a party has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity.

(c)    Taxes.  It has filed all tax returns which are required to be filed by it (except where the requirement to file such return is subject to a valid extension or such failure would not reasonably be expected to have a material adverse effect on its business and properties) and has paid or made adequate provision for the payment of all taxes shown due on such returns (or required to be paid as a condition to such extension), as well as all other taxes, assess-

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ments and governmental charges which have become due (other than tax assessments and charges payable without penalty or which are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP).

(d)    No Litigation or Default.  There are no actions, suits, investigations or proceedings pending or, to its actual knowledge, overtly threatened against it before any Governmental Body which question the validity or enforceability of the Operative Documents to which it is a party or any action taken or to be taken pursuant thereto, or which, if adversely determined, individually or in the aggregate, would materially impair its ability to perform its obligations under the Operative Documents to which it is a party, or which, if adversely determined, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its financial condition or operations. It is not in default with respect to any order of any Governmental Body, the default under which would materially impair its ability to perform its obligations under the Operative Documents to which it is a party or would reasonably be expected to have a material adverse effect on its financial condition or operations.

(e)    No Conflict.  Neither it nor any of its properties or assets are subject to any contract or agreement, any provision of its Certificate of Incorporation or its By-Laws, or other corporate restriction, any law or any order, rule, ruling, certificate, license, regulation, judgment, injunction or demand of any country, state, territory or political subdivision thereof or of any court, agency, board, commission, governmental instrumentality or other tribunal or Governmental Body which would reasonably be expected to have a material adverse effect on its ability to carry on its business or perform its obligations under the Operative Documents to which it is a party. The valid and binding execution and delivery of, and compliance with, the Operative Documents to which it is a party (i) will not contravene its Certificate of Incorporation or By-Laws; (ii) will not contravene any provision of any presently effective law, rule, regulation, decree, ruling, judgment, order or injunction applicable to or binding upon it, the contravention of any of which would have a material adverse effect on its business or properties or would materially impair the valid and binding nature of, or its ability to perform, any of its obligations under the Operative Documents to which it is a party, and (iii) will not contravene or result in the creation or imposition of any Lien (other than any such Lien created by such Operative Documents) on any property of it pursuant to the provisions of, result in the acceleration of any obligation of it under, or result in a condition or event which constitutes a default under any indenture, agreement or instrument material to its business.

(f)     Title; Insurance.  On each Funding Date:

(i)     The Bill or Bills of Sale, when executed and delivered to the Owner Trust, will convey to the Owner Trust all of the Lessee’s interest in each Vehicle purchased by the Owner Trust on such Funding Date;

(ii)    the Nominee will have, as agent for and on behalf of the Owner Trust, good title to each Vehicle purchased on such Funding Date, free and clear of all Liens (other than Permitted Liens), provided that the certificate of title with respect to such Vehicle may not have been issued;

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(iii)   all actions and all filings with applicable Governmental Bodies necessary to establish and perfect the Owner Trust’s rights and interest in and to such Vehicles (including, without limitation, title in the name of the Nominee and the Owner Trust’s security interest reflected thereon) will have been duly made (except that this clause (iii) shall not require that a certificate of title shall have been issued with respect to each Vehicle purchased on the Funding Date, provided that all the aforementioned actions, other than the issuance of such certificate of title by the applicable governmental entities specified in the Officer’s Certificate delivered pursuant to Section 3.1(a)(ii), shall otherwise have been accomplished); and

(iv)   such Vehicles will be covered by effective insurance policies as required by Section 8 of the Lease and all premiums due on or prior to such Funding Date with respect to such insurance policies will have been paid in full.

The use and operation of the Vehicles by the Lessee will not, and the Lessee agrees not to take any action which would, adversely affect the Nominee’s title to the Vehicles or the Owner Trust’s rights or interests therein or present any non-de minimis risk of forfeiture thereof or create any rights in or claims against the Vehicles (it being understood that the Nominee’s title or the Owner Trust’s rights or interests to the Vehicles may be subject to Permitted Liens).

(g)    Financial Statements.  In the case of the Guarantor, its audited consolidated financial statements as of December 31, 2004 for the fiscal period then ended, a copy of which has been furnished to the Owner Participant, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent (except as expressly noted therein) with that of the preceding fiscal periods and fairly present the consolidated financial condition of it as of each date thereof, and the consolidated results of its operations for each period then ended. Since the date of the Guarantor’s Report on Form 10-K, dated March 1, 2005, a copy of which has been furnished to the Owner Participant, there has been no material adverse change in the financial condition of the Guarantor.

(h)    Description of Vehicles.  Each of the Vehicles and the improvements thereon is newly manufactured within ninety-four (94) days of the relevant Funding Date thereof. On each Funding Date, the information set forth in the Schedules to each Funding Date Lease Supplement will be true and correct in all material respects for each Vehicle covered thereby, including for each Vehicle (i) its Specific Identification and (ii) the Purchase Price thereof.

(i)     Payment of Purchase Price.  The proceeds from the investments of the Owner Participant will be used solely for (i) the payment (or reimbursement to the Lessee) of (i) the Purchase Price for the Vehicles, which in all cases shall be Eligible Vehicles, acquired by the Owner Trust on the Funding Date or (ii) payment of the Lessor’s Transaction Costs in accordance with Section 7.1 herein.

(j)     Location of Lessee.  The “location” (as such term is defined in the U.C.C. of the State of Delaware) of the Lessee is the State of Delaware. It will give prior notice of at least ten (10) days to the parties hereto of any change in the foregoing or any change in its legal name.

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(k)    ERISA.  Assuming the truth and accuracy of the representations set forth in Section 4.2(d), the execution and delivery of the Operative Documents and consummation of the transactions contemplated thereby do not involve any “prohibited transaction” within the meaning of Section 406(a)(1) of ERISA or Section 4975(c)(1)(A)-(D) of the Code.

(l)     Investment Company Act.  It is not an “investment company” or an “affiliated person” of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)   Margin Regulation.  None of the proceeds from the investment of the Owner Participant have been or will be used directly or indirectly (i) for the purpose of purchasing or carrying any margin security, as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, (ii) for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any such margin security, (iii) for any other purpose which might cause this Participation Agreement or the obligations of the Owner Participant under the Operative Documents to be considered a “purpose credit” within the meaning of Regulation T, U or X of such Board of Governors or (iv) for any other purpose in violation of Regulation T, U or X of such Board of Governors.

(n)    Corporate Existence, etc.  Subject to Section 5.4, it will at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

(o)    Sale of Interests.  Neither it nor anyone acting on its behalf has taken or will take any action which will subject the issue and sale of any interest in the Lessor’s Estate to the requirements of Section 5 of the Securities Act. Assuming the truth and accuracy of the representations set forth in Sections 4.2(a) and 4.3(e), the issuance, sale and delivery of the interests in the Lessor’s Estate under the circumstances contemplated by this Participation Agreement do not require the registration of the interests in the Lessor’s Estate under the Securities Act or the qualification of the Trust Agreement under the Trust Indenture Act of 1939, as amended.

(p)    Consents.  Neither the nature of the Lessee nor the Guarantor, its businesses or properties, nor any relationship between it and any other Person, is such as to require a consent, approval or authorization of, or filing, registration, qualification, giving of notice or the taking of any other action with respect to any Governmental Body on its part in connection with the execution, delivery and performance by it of the Operative Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations, qualifications, notices or actions as have been obtained, filed, registered, qualified, given or taken, as the case may be, or as to which the failure to obtain, file, register, qualify, give or take would not (i) materially impair its ability to perform its obligations under the Operative Documents to which it is a party, (ii) otherwise materially impair its ability to carry on its business as presently conducted, and it has no reason to believe that it will be prevented by any Governmental Body, in any material respect, from so carrying on its business as presently conducted, or (iii) result in, or increase the risk of, the imposition of any criminal liability on any Indemnified Person.

Participation Agreement

(q)    Subjection to Government Regulation.  Neither the Owner Trust nor the Owner Participant will, solely by reason of entering into the Operative Documents or the consummation and performance of the transactions contemplated by the Operative Documents (other than upon the exercise of remedies under the Lease or upon expiration of the Lease if the Owner Participant takes legal title to the Vehicles), (x) be required to qualify to do business in any state, (y) become subject to ongoing regulation by any Governmental Body as a manufacturer or dealer of motor vehicles in any state or (z) to the actual knowledge of the Lessee and the Guarantor, become subject to any other ongoing regulation of its operations by any Governmental Body.

(r)     Default.  No Default or Event of Default has occurred and is continuing.

(s)    Disclosure.  Neither the Information Memorandum, the financial statements referred to in Section 4.1(g) nor any other certificate, document, instrument or other statement in writing furnished by it or (to its knowledge) on its behalf to the Owner Participant in connection with the transaction contemplated hereby and by the other Operative Documents contains any untrue statement of a material fact or, when taken together with the other documents so furnished, omits a material fact necessary to make the statements contained therein or herein not misleading, under the circumstances under which any such statements have been made.

(t)     Holding Company.  It is not subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u)    No Contravention of Law.  Neither the Owner Trust nor the Owner Participant, solely by reason of its consummation of the transactions contemplated by the Operative Documents (including the titling and registration of the Vehicles as contemplated by the Nominee Agreement and the perfection of the Owner Trust’s security interest in the Vehicles but excluding any discretionary acts by the Owner Trust), will contravene, violate or breach any applicable law, rule or regulation relating to motor vehicles, nor will such consummation of such transactions, in and of itself, result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its property or assets under any applicable law, rule or regulation relating to motor vehicles, or require any consent, approval or authorization from, registration or filing with, notification to or other action by or in respect of, any Governmental Body or other Person (except as contemplated by the Nominee Agreement) pursuant to any applicable law, rule or regulation relating to motor vehicles.

(v)    Stock Ownership.  The Guarantor is the beneficial owner of all of the issued and outstanding capital stock of the Lessee, all of which capital stock has been validly issued, is fully paid and nonassessable.

(w)   Title and Registration.  The Lessee shall take all reasonable efforts to cause each Vehicle to be titled and registered in the State of Oklahoma, provided that the Lessee shall be permitted to change the state of registration of a Vehicle in accordance with, and subject to, the conditions of Section 7.2 of the Lease.

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(x)    Compliance.  It is not in violation of any term of any charter instrument, by-law or, in any material respect, any other material agreement or instrument to which it is a party or by which it may be bound. It is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would materially impair its ability to perform its obligations under the Operative Documents to which it is a party, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

(y)    Payment of Manufacturers.  Any funds received by the Lessee from the Owner Trust pursuant to Section 2.4(ii) hereof that are not retained by the Lessee as reimbursement for any prior payment to a Manufacturer by the Lessee shall be remitted to the relevant Manufacturer as payment for Vehicles purchased therefrom within thirty (30) days after receipt of such funds.

4.2 Representations, Warranties and Covenants of Owner Participant. The Owner Participant hereby represents, warrants and covenants, to and for the benefit of the Owner Trust, the Lessee and the Guarantor as follows (it being understood that references in this Section 4.2 to “Operative Documents” and “Lessor’s Estate” mean those Operative Documents delivered on or prior to, and the Lessor’s Estate as it is constituted on, the date hereof or any subsequent Funding Date as of when the following representations and warranties are made again or are required, as a condition to Funding, to be true and correct):

(a)    Securities Act.  The interest being acquired or to be acquired by the Owner Participant in the Lessor’s Estate is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Owner Participant shall be entitled to assign, convey or transfer its interest in accordance with Section 9.1. The Owner Participant is an accredited investor as that term is defined in Rule 501(a) under the Securities Act.

(b)    Due Incorporation; Execution of Documents.  The Owner Participant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Owner Participant has all requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party. The execution, delivery and performance by the Owner Participant of the Operative Documents to which it is a party have been duly authorized by all necessary action on the part of the Owner Participant and each Operative Document to which the Owner Participant is a party has been duly executed and delivered by the Owner Participant and constitutes the legal, valid and binding obligation of the Owner Participant, enforceable against it in accordance with its terms except as enforceability may be limited by (i) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity.

(c)    No Liens. There are no Owner Participant’s Liens on the Vehicles which are subject to the Lease.

(d)    Employee Benefit Plans.  The Owner Participant is and will be making its investment hereunder, and is performing its obligations under the Operative Documents, with its

Participation Agreement

general assets and not directly or indirectly with the assets of an “employee benefit plan” (as defined in Section 3(3) of ERISA) or a “plan” (as defined in Section 4975(e) (1) of the Code).

(e)    Trust Agreement.  While the Lease is in effect, the Owner Participant hereby agrees not to amend or modify the Trust Agreement without the prior written consent of the Lessee, such consent not to be unreasonably withheld, provided that if an Event of Default shall have occurred and be continuing, the Owner Participant may agree to amend or modify the Trust Agreement without the consent of the Lessee, but, in such case, the Lessee shall not be liable for any indemnity obligation that, absent this proviso, would arise under Section 5.2 as a result of such amendment or modification.

(f)     Minimum Liability of Lessor.  The Owner Participant represents, warrants and covenants that neither the Owner Trust nor it has specifically utilized, directly or indirectly, as a source of funds for the purchase of the Vehicles any amounts borrowed from (i) any person who participated in the organization, sale, or management of the transactions contemplated by the Operative Documents or who has an interest (other than an interest as a creditor) in the transactions contemplated by the Operative Documents (a “Participating Person”) or from any person who is related to a Participating Person, (ii) any lender located outside of the United States (if the use of such lender’s financing in the purchase of the Vehicles was communicated by the borrower to any Participating (or related) Person) or (iii) any lender where such loan is arranged by a Participating (or related) Person, unless, in each case, the amount is unconditionally required to be repaid by the Owner Participant or the Owner Trust, as the case may be, before the close of the year in which such amount was borrowed.

4.3  Representations, Warranties and Covenants of the Bank and the Owner Trustee.  The Bank or, to the extent indicated below, the Owner Trustee represents, warrants and covenants, to and for the benefit of the Lessee, the Guarantor and the Owner Participant, as follows (it being understood that references in this Section 4.3 to “Operative Documents” and “Lessor’s Estate” mean those Operative Documents delivered on or prior to, and the Lessor’s Estate as it is constituted on, the date hereof or any subsequent Funding Date as of when the following representations and warranties are made again or are required as a condition to Funding to be true and correct):

(a)    Due Incorporation.  It is a banking corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

(b)    Authorization and Execution of Documents.  The execution, delivery and performance by it or the Owner Trustee of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on its part. The Operative Documents to which it is, in its individual capacity or as the Owner Trustee, a party have been duly executed and delivered by it and constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their terms except as enforceability may be limited by (i) applicable bankruptcy, receivership, conservatorship, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights and (ii) general principles of equity.

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(c)    No Liens.  In the case of each of the Bank, and the Owner Trustee, there are no Owner Trustee’s Liens on the Vehicles which are subject to the Lease attributable to it.

(d)    No Litigation.  There are no actions or proceedings pending or, to its knowledge after reasonable inquiry, threatened against it, or the Owner Trustee, before any Governmental Body (i) which question the validity or enforceability of the Operative Documents to which it or the Owner Trustee, is a party; or (ii) which relate to its banking or trust powers and which, if determined adversely to it, would materially impair its ability to perform its obligations under the Operative Documents to which it is a party.

(e)    Sale of Interests.  Neither it, in its individual capacity, nor anyone acting on its behalf has directly or indirectly offered any interest in the Lessor’s Estate for sale to, or solicited any offer to acquire any of the same from, any Person other than the Owner Participant.

(f)    No Conflict or Required Approval.  The execution, delivery and performance by it, or the Owner Trustee, of the Operative Documents to which it, or the Owner Trustee, is a party (i) do not conflict with or violate any law of any Governmental Body under the laws of the State of Delaware or the federal laws of the United States relating to its banking or trust powers, (ii) do not require any approval of, consent, permit, license, the giving of notice to, the registration with or the taking of any other action by or in respect of any Governmental Body, under any law of the State of Delaware or any federal law of the United States relating to its banking or trust powers, except for such consents as it has obtained, and (iii) do not conflict with, or result in any breach of any of the provisions of, or constitute a default under its By-Laws or charter or any mortgage, indenture or other agreement or instrument to which it is a party or by which it or its property is bound.

4.4  Brokerage Representation.  Each party severally represents and warrants that no broker’s or finder’s fees or commissions or management or advisory fees are, will or may become payable in connection with the transactions contemplated by the Operative Documents, except (i) as specifically agreed in writing by the Lessee or the Guarantor (and for the payment of which the Lessee or the Guarantor is solely responsible); (ii) as may be specifically provided in Schedule V hereto and (iii) or as specifically provided in the Operative Documents.

SECTION 5.	COVENANTS

5.1  General Non-Tax Indemnification by Lessee.  (a) The Lessee shall pay, and shall indemnify, protect and save harmless each Indemnified Person from and against all liabilities, governmental charges, losses, obligations, claims, damages, penalties, causes of action, suits, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses) and judgments of any nature, incurred by, imposed upon or asserted against any Indemnified Person in any way resulting from, related to or arising out of (i) the Operative Documents or any transaction contemplated thereby, including, without limitation, as a result of: (1) any Indemnified Person failing to qualify to do business in any state or becoming subject to the ongoing regulation by a Governmental Body if such qualification or regulation arises solely and exclusively in connection with the transaction contemplated by the Operative Documents or (2) the contravention, violation or breach by any Indemnified Person of any law, rule or regulation relating to motor vehicles that solely and exclusively results from the consummation of the

Participation Agreement

 transaction contemplated by the Operative Documents, (ii) the purchase, operation, possession, ownership, use, lease, sublease, maintenance, overhaul, repair, alteration, storage, testing, registration, titling or failure to title or register, of any one or more of the Vehicles, including, but not limited to, damage or claims resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release from the Vehicles of any Hazardous Waste, including, without limitation, any claims asserted or arising under any Environmental Law, (iii) the manufacture, design, sale, purchase, acceptance, revocation of acceptance, rejection, delivery, return or conditions of the Vehicles, (iv) the Owner Trust’s ownership or leasing hereunder of Vehicles during the term of the Lease and thereafter while and to the extent that Vehicles are in the possession or control or on the premises of the Lessee, any Affiliate thereof, or any manufacturer or dealer to whom the possession or control of Vehicles has been granted by the Lessee or the Lessor, (v) the sale of any Vehicle either to the Lessee or any other Person pursuant to the provisions of the Lease (including Section 11 thereof) or the Lessee’s activity as sales agent or Remarketing Agent, or (vi) the Nominee acting as agent pursuant to the Nominee Agreement or otherwise; provided, however, that the foregoing shall not apply to any liability, charge, loss, obligation, claim, damage, penalty, cause of action, suit, cost, expense or judgment (“Costs or Expenses”):

(A)    to the extent required to be paid by the Owner Participant pursuant to Section 7.1;

(B)    imposed on or against an Indemnified Person or any of its Related Indemnitees to the extent that such Costs or Expenses arise out of or are caused by (1) the gross negligence or willful misconduct of such Indemnified Person or any of its Related Indemnitees (other than any such gross negligence or willful misconduct imputed to such Indemnified Person solely by reason of its interest in the Lessor’s Estate) or (2) the inaccuracy or breach of any representation, warranty, covenant or any undertaking contained in this Agreement or any other Operative Document of such Indemnified Person or any of its Related Indemnitees, unless caused by or resulting from an inaccuracy or breach by the Lessee of any of its representations, warranties, covenants or undertakings contained in this Agreement or any other Operative Document (other than the Tax Indemnity Agreement);

(C)    in the case of the Owner Participant, the Owner Trust and any of their respective Related Indemnitees, as a result of (i) a voluntary transfer or other voluntary disposition by the Owner Participant, the Owner Trust or a Related Indemnitee of any Vehicle or the Lessor’s Estate or any interest in the Operative Documents other than any such transfer which occurs following the occurrence and during the continuance of an Event of Default or (ii) an involuntary transfer or other involuntary disposition by the Owner Participant, the Owner Trust or a Related Indemnitee of any Vehicle or the Lessor’s Estate or any interest in the Operative Documents in connection with any bankruptcy or other proceeding for the relief of debtors in which such Person is the debtor or any foreclosure by a creditor of such Person that is in each case unrelated to the transaction contemplated hereby;

(D)    to the extent attributable to acts or events which occur during any period (except during the exercise of remedies pursuant to Section 11 of the Lease following the occurrence of an Event of Default thereunder) after the expiration or earlier termination of the Lease Term for all Vehicles and the payment by the Lessee of all amounts due and owing under the Operative Documents and the satisfaction by the Lessee of all its obligations under the Lease;

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(E)     to the extent that such Costs or Expenses are Taxes or Costs or Expenses in contesting Taxes, it being agreed that the Lessee’s liability with respect to Taxes in all other respects is set forth in Section 5.2 and in the Tax Indemnity Agreement;

(F)    in the case of the Owner Participant, the Owner Trust, the Bank and any of their respective Related Indemnitees, that would not have arisen but for the substitution of a successor trustee under the Trust Agreement without the consent of the Lessee;

(G)    in the case of the Owner Participant, the Owner Trust, the Bank and any of their respective Related Indemnitees, to the extent that such Costs or Expenses arise from an Owner Participant’s Lien or an Owner Trust’s Lien attributable to such Person or, in the case of the Owner Participant, from an Owner Trust’s Lien attributable to any action or inaction by the Owner Trust or the Bank in accordance with the written instructions of the Owner Participant, unless the Owner Participant is required to give such instructions pursuant to the Operative Documents;

(H)    to the extent that such Costs or Expenses constitute ordinary and usual operating or overhead expense;

(I)     to the extent such Costs or Expenses are attributable to the authorization or giving, or withholding, by such Indemnified Person of any future amendments, supplements, waivers or consents with respect to this Agreement and the other Operative Documents, other than such as have been requested by the Lessee or Guarantor or such as are required under the Operative Documents or by applicable law or such as the Lessee has otherwise agreed to pay hereunder;

(J)     with respect to the Owner Participant and any of its Related Indemnitees, to the extent that such Costs or Expenses are payable by the Owner Participant or Related Indemnitee pursuant to any provision of this Agreement or any other Operative Document expressly without any right of reimbursement from the Lessee or that are stated not to be paid by or the responsibility of the Lessee or are stated to be the sole cost and expense of such Person; or

(K)    with respect to the Owner Participant and any of its Related Indemnitees, to the extent such Costs or Expenses are incurred by the Owner Participant or Related Indemnitee and arise from or relate to compliance with regulatory requirements of any United States governmental authority having jurisdiction over the Owner Participant or Related Indemnitee (i) under applicable law applicable to its business generally and which neither the Lessee nor any of its Affiliates has directly or indirectly initiated and in which neither the Lessee nor any of its Affiliates has participated in any way (except in either case at the specific request of the Owner Participant or Related Indemnitee) or (ii) under other applicable law or in other circumstances, in each case unless such Costs or Expenses have arisen or been imposed solely as a result of the transactions contemplated by the Operative Documents.

If any action, suit or proceeding arising from any such Cost or Expense (other than any such Cost or Expense for which the Lessee is not responsible pursuant to the terms hereof) is brought against any Indemnified Person, subject to the provisions of paragraph (b) of this Section 5.1, the Lessee will, at its expense, assume the defense of such action, suit or

Participation Agreement

proceeding through counsel designated by it, which counsel shall be reasonably acceptable to the Owner Participant, and shall have full power to litigate, compromise or settle the same on behalf of such Indemnified Person in its sole discretion; provided that (x) the Lessee shall keep such Indemnified Person fully apprised of the status of such action, suit or proceeding and shall provide such Indemnified Person with all information with respect to such action, suit or proceeding as such Indemnified Person shall reasonably request, (y) such Indemnified Person, at its own expense, may participate in any action, suit or proceeding controlled by the Lessee and (z) no such settlement shall include an admission of an omission or misconduct of an Indemnified Person without the prior written consent of such Indemnified Person. In connection with any claim for indemnification hereunder by an Indemnified Person, such Indemnified Person shall cooperate in good faith with the Lessee. Each Indemnified Person shall be fully indemnified against all liabilities, costs and expenses, including attorneys’ fees and expenses, incurred in connection with any such action, suit or proceeding. The obligations and powers of the Lessee under this Section 5.1, together with all other indemnification obligations of the Lessee set forth in this Participation Agreement, shall survive any termination of this Participation Agreement, the Lease and the other Operative Documents.

(b)    Notwithstanding anything in Section 5.1(a) to the contrary, the Lessee shall not be entitled to control and assume, or continue, the defense of, or compromise or settle, any action, suit or proceeding if (i) an Event of Default shall have occurred and be continuing, and the Indemnified Person notifies the Lessee that it is no longer permitted to control or continue such defense, (ii) such action, suit or proceeding will involve any material danger of the sale, forfeiture or loss of, or creation of any Lien (other than a Permitted Lien) on, a material portion of the Lessor’s Estate, (iii) in the good faith opinion of such Indemnified Person, there exists an actual or potential material conflict of interest such that it is advisable for such Indemnified Person to retain control of such action, suit or proceeding, or (iv) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (i) through (iv), the Indemnified Person shall be entitled to control or defend such action, suit or proceeding at the expense of the Lessee. The Lessee may in any event participate in all such actions, suits or proceedings at its own expense. Nothing herein contained shall be deemed to require an Indemnified Person to contest any liability, charge, loss, obligation, claim, damage, penalty, cause of action, suit, cost, expense or judgment or assume control of or defend any action, suit or proceeding with respect thereto.

5.2  General Tax Indemnity.  (a) Agreement to Indemnify. Except as provided in Section 5.2(b), the Lessee hereby assumes liability for, and agrees to timely pay and defend, indemnify and hold harmless each Indemnified Person from and against any and all taxes, fees, levies and assessments, including, without limitation, all license, permit or registration fees and all income, gross receipts, rental, franchise, excise, business, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal), excise, stamp, highway use, ton mileage, road use, fuel or other taxes, duties, imposts, withholdings of any nature, and charges, together with any penalties, fines, additions to tax, or interest, imposed on or with respect to any Indemnified Person, the Lessee, any sublessee or any other Person in possession of a Vehicle, any Vehicle or any part thereof or interest therein, by any Governmental Body or any taxing authority therein or thereof or any foreign government, foreign governmental subdivision, or other foreign or international taxing authority, in connection with, upon or in any way relating to:

Participation Agreement

(i)     the rentals, receipts or earnings, gains or revenues arising from any Vehicle or part thereof or any interest therein, proceeds held in Trust by the Owner Trust, or any applications or dispositions of those rentals, receipts or revenues;

(ii)    the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as a result of any Lien) on any Vehicle or any interest therein;

(iii)   the Operative Documents or any amount paid or payable under or upon or with respect to any Operative Document;

(iv)   any Vehicle or any part thereof or any interest in any thereof;

(v)    the manufacture, acquisition, construction, installation, purchase, delivery, ownership, lease, sublease, possession, repossession, rental, use, repair, operation, transportation, modification, rebuilding, substitution, mortgaging, recording, documentation, acceptance, registration, rejection, abandonment, importation, exportation, modification, maintenance, location, financing, reoptimization, return, sale, transfer of title, replacement, storage or disposition of any Vehicle or any part thereof or interest therein; or

(vi)   otherwise with respect to or in connection with any transaction contemplated by the Operative Documents (all such items herein referred to collectively as “Taxes” or separately as a “Tax”).

(b)    Taxes Excluded From Indemnity.  The Lessee shall have no liability for the following Taxes, which are excluded from the indemnity provided by Section 5.2(a):

(i)     any Tax on, based on, with respect to, or measured by the net or gross income (including gross receipts) or capital of any Indemnified Person other than the Nominee (including any franchise or conduct of business Tax or minimum Tax for tax preferences, but excluding any Tax in the nature of sales, property, ad valorem, service, rental, value-added, transfer, license, excise or use Taxes) imposed by the United States or any State or political subdivision thereof; provided, that there shall not be excluded by this clause any amounts necessary to make any payment on an after-tax basis;

(ii)    any withholding Tax imposed by the United States federal government;

(iii)   any Tax imposed by a foreign government or a foreign or international taxing authority (other than any such Tax imposed as a result of (A) the location, operation or registration of any Vehicle in such jurisdiction, (B) the organization, activities or presence in such jurisdiction of a permanent establishment or fixed place of business of any Lessee Person, (C) the residence, nationality or place of management and control of any Lessee Person, (D) the payment from such jurisdiction by any Lessee Person of any amount due under the Operative Documents or (E) any combination of factors (A)-(D); provided that there shall not be excluded by this clause any amounts necessary to make any payment on an after-tax basis).

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(iv)   any Tax with respect to any Vehicle or any transaction relating to such Vehicle to the extent it covers any period beginning after the later of (A) the discharge in full of the Lessee’s obligation to pay Rent with respect to such Vehicle or (B) the expiration or other termination of the Lease with respect to such Vehicle to the extent not relating to events or matters arising or occurring prior to such discharge, expiration or termination;

(v)            any Tax to the extent and so long as it is being resisted in accordance with Section 5.2(e), during the pendency of such resistance;

(vi)   any amount of Tax to the extent that such Tax would have been imposed on an Indemnified Person had it not engaged in activities related to the transactions contemplated by the Operative Documents;

(vii)          any Tax that is imposed on an Indemnified Person or any of its Affiliates, to the extent that such Tax results from the willful misconduct or gross negligence of such Indemnified Person or such Affiliates;

(viii)         any Tax to the extent that it is imposed as a result of a voluntary sale, transfer, assignment, or other voluntary disposition of any Vehicle or any part thereof or interest therein; provided, however, that this paragraph shall not apply in the event that such sale, transfer, assignment or other disposition shall occur while an Event of Default shall have occurred and be continuing or as the result of the Lessor (or the Nominee, an Owner Participant or any separate owner trustee or additional owner trustee acting as agent for the Lessor) exercising any rights pursuant to Section 11 of the Lease or with respect to the Lessor (or the Nominee, an Owner Participant or any separate owner trustee or additional owner trustee acting as agent for the Lessor) purchasing each Vehicle on a Funding Date and entering into the Lease or acquiring, transferring or disposing of any Vehicle pursuant to Section 11, 12, 13 or 14 of the Lease;

(ix)    any Tax that is imposed on an Indemnified Person as a result of the involuntary transfer by such Indemnified Person of any interest in the Operative Documents or in any Vehicle, in any such case in or pursuant to such Indemnified Person’s bankruptcy (other than a bankruptcy of an Owner Participant or the Lessor’s Estate caused by an Event of Default or by the failure of the Lessee to make any payment of Rent);

(x)     any Tax that consists of penalties, fines, additions to tax, or interest resulting from the failure of such Indemnified Person to file returns which are timely and proper as to matters unrelated to the transactions contemplated by the Operative Documents, or as to any return, report or statement of such Indemnified Person for which the Lessee is neither permitted nor required to take responsibility under Section 5.2(c), except to the extent that such Tax results from a breach by the Lessee of its obligations under Section 5.2(c);

(xi)    any Tax that is imposed on an Indemnified Person to the extent resulting from the breach by such Indemnified Person (or any of its Affiliates) of any of its
Participation Agreement

representations, warranties or covenants in any of the Operative Documents other than this Section 5.2;

(xii)   any Tax imposed on or with respect to any Indemnified Person that acquired an interest in the Vehicles, the Operative Documents or the entity created pursuant to the Trust Agreement from another Indemnified Person to the extent the Lessee demonstrates that such Tax exceeds the amount of such Tax that would have been imposed under law in effect on the date of transfer had there been no transfer of such an interest in the Vehicles, the Operative Documents or the entity created pursuant to the Trust Agreement (provided, however, that the Lessee shall not be required to demonstrate that such Tax is in excess of the Tax that would have been imposed had there been no transfer unless both the transferor and transferee agree for the benefit of the Lessee in the transfer documentation or otherwise to reasonably cooperate with the Lessee in determining what Taxes would have been imposed absent the transfer); provided further that this clause (xii) shall not apply to any amounts necessary to indemnify such Indemnified Person on an after-tax basis pursuant to Section 5.2(f) below or in the application of the tax benefit payback provisions thereof;

(xiii)         any Tax imposed on or with respect to any Indemnified Person as a result of an amendment, modification, consent or waiver to (A) the Trust Agreement or (B) any Operative Document to which such Indemnified Person is a party without the express written consent or written acknowledgment of the Lessee, other than in connection with an Event of Default that has occurred and is continuing;

(xiv)         any Tax that is imposed against an Indemnified Person because of or in connection with (A) claims against such Indemnified Person that are unrelated to the transactions contemplated by the Operative Documents or (B) breaches by such Indemnified Person (or any of its Affiliates) of any of its covenants or representations under any of the Operative Documents to which it is a party;

(xv)          any Tax subject to the Tax Indemnity Agreement;

(xvi)         any Tax for which the Lessee has actually and fully (including amounts described in Section 5.2(f) hereof) paid or reimbursed, in accordance with the terms of any Operative Document, the Indemnified Person entitled to payment under this Section 5;

(xvii)        Taxes imposed upon an Indemnified Person by reason of such Indemnified Person not being a United States Person;

(xviii)       intangibles, stamp or similar Taxes (other than any such Taxes imposed by a state (or any political subdivision or taxing authority thereof or therein) as a result of (A)  the Lessee being incorporated, having its principal place of business, or conducting activities in such state, (B) any Vehicle or part thereof being used, registered, operated or located in such state or (C) the execution or delivery of any Operative Document in such state);

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(xix)         Taxes imposed upon an Indemnified Person resulting from, or that would not have been imposed but for, the existence of Owner Participant’s Liens or Owner Trustee’s Liens attributable to such Indemnified Person;

(xx)           Taxes imposed with respect to the requirements of Sections 6011 or 6112 of the Code and any Regulations thereunder; and

(xxi)          any Tax imposed on or with respect to any Indemnified Person which results from, arises out of, or is attributable to (i) a violation of Section 4975(c)(1)(A)-(D) of the Code or Section 406(a) of ERISA as a result of the incorrectness of any representation or warranty of such Indemnified Person set forth in the Operative Documents and/or (ii) a violation of such Indemnified Person of Section 4975(c)(1)(E) or (F) of the Code or Section 406(b) of ERISA.

(c)    Tax Reporting.  As of the Closing Date, the Lessee agrees to annually deliver to the Owner Participant a report for the Lessee’s fleet of vehicles setting forth the distribution of rental transactions by state for each year within a reasonable time after the close of such year for so long as such information is reasonably available to the Lessee in the ordinary course of its business. Upon written request of an Indemnified Person, the Lessee shall provide to such Indemnified Person such other information as may be reasonably available to the Lessee in the ordinary course of its business to enable such Indemnified Person to fulfill its tax filing or other information reporting requirements with respect to the transactions contemplated by the Operative Documents.

If any report, return, certificate or statement is required to be filed or provided to the Lessee by an Indemnified Person with respect to any Tax which is either subject to indemnification under this Section 5.2 or which is the subject of an information report specific to a Vehicle or Vehicles, then if local law or custom requires or permits the Lessee to file or provide such report, return, certificate or statement, in its own name or as agent of an Indemnified Person (which agency is hereby created), and unless such Tax is required to be reported on a return in the name of such Indemnified Person or any of its Affiliates reporting transactions other than those contemplated by the Operative Documents, the Lessee shall either timely file such report, return, certificate or statement showing the Lessor as owner in the appropriate capacity or notify such Indemnified Person of any such requirement and prepare such report, return, certificate or statement in a timely manner as shall be reasonably satisfactory to such Indemnified Person who shall then file or provide such report, return, certificate or statement accordingly; provided, however, that if an Indemnified Person has notice that a report, return, statement, or other information is required with respect to any such Tax other than Taxes required to be reported on a return in the name of such Indemnified Person or any of its Affiliates reporting transactions other than those contemplated by the Operative Documents, or that a taxing authority has made a claim for payment of such Tax, it shall promptly so notify the Lessee, shall furnish the Lessee with copies of the relevant portions of all written communications from any taxing authority relating to such Tax, and shall request such taxing authority to contact the Lessee regarding such information relating to the transactions contemplated by the Operative Documents; provided further, however, that any Indemnified Person, if requested by the Lessee (or the Lessee if requested by an Indemnified Person), shall take reasonable steps to provide information to, consult with, and cooperate with the Lessee

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(or the Indemnified Person, as the case may be) regarding the manner in which any report, return or statement should be filed. For the avoidance of doubt, the parties hereto agree that the Lessee shall be responsible for providing sales and use tax certifications and sales and use tax registrations required with respect to any Vehicle and that each Indemnified Person shall cooperate in such certifications and registrations as contemplated above. The Lessee shall, to the extent permitted by law, and based as appropriate on information supplied by the Indemnified Person, use its best efforts to cause all communications with respect to such Taxes (other than Taxes required to be reported on a return in the name of such Indemnified Person or any of its Affiliates reporting transactions other than those contemplated by the Operative Documents) to be made directly to the Lessee, either in its own name or as agent of the Indemnified Person (which agency is hereby created). On request, the Lessee shall furnish such proof of payment of such Tax as is reasonably acceptable to the Indemnified Person making such request, and the Lessee shall furnish such information as any Indemnified Person may reasonably require to comply with the requirements of any taxing jurisdiction.

(d)    Time for Payment of Taxes.  Except when the Lessee determines to resist payment in accordance with Section 5.2(e), the Lessee shall pay all Taxes subject to indemnification under Section 5.2(a) for which it files a return under Section 5.2(c) prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of a Tax subject to indemnification under Section 5.2(a) for which the Lessee files a return under Section 5.2(c), when the Lessee resists payment in accordance with Section 5.2(e), the Lessee shall pay such Tax (in the amount finally determined to be owing in such contest) prior to the latest time permitted by the relevant taxing authority for timely payment after a Final Adjudication (as defined below). In the case of a Tax subject to indemnification under Section 5.2(a) for which the Lessee does not file a return under Section 5.2(c), the Lessee shall pay such Tax to the appropriate Indemnified Person within 15 days after a demand that specifies in reasonable detail the payment and the facts upon which the right to payment is based, but not prior to the later of (i) 15 days before the due date (ignoring extensions of time) for payment of such Tax by the Indemnified Person, and (ii) in the case of a Tax whose payment is resisted in accordance with Section 5.2(e), a Final Adjudication (which shall mean (A) a decision, judgment, decree or other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the earliest of when all allowable appeals have been exhausted by either party to the action or the time for filing such appeal has expired or such Indemnified Person has notified the Lessee in writing that it does not intend to take such appeal, it being understood that such Indemnified Person shall not be required to pursue such appeal), (B) a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with administrative or judicial proceedings, in any case with the Lessee’s consent, or (C) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto).

(e)    Resisting Payment.

(i)     Subject to the terms of this Section 5.2(e), the Lessee may resist payment, and require the Indemnified Person to resist payment, of Taxes for which it must indemnify any Indemnified Person pursuant to Section 5.2(a) by appropriate administrative or judicial proceedings conducted in accord with the Lessee’s good faith judgment

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and at the Lessee’s sole expense. In the case of any such Tax that is assessed or proposed to be assessed directly against such Indemnified Person, such Indemnified Person shall notify the Lessee promptly of such claim and send copies of any notice to the Lessee. Failure by an Indemnified Person to provide such notification shall not affect the obligation of Lessee to indemnify such Indemnified Person unless the right to pursue a contest of such claim is effectively precluded. If the Lessee shall so request in writing within 30 days after the receipt of such notice, such Indemnified Person shall undertake such a contest or request (where appropriate) the Lessee to undertake such a contest only if no Event of Default has occurred and is continuing and (A) the Lessee shall have agreed to indemnify such Indemnified Person for any liability or loss it might incur as a result of such contest, provided that the Lessee will not be bound by its acknowledgment of liability if and to the extent the contest is ultimately resolved on a basis which demonstrates that the Lessee is not otherwise liable under this Section 5.2 with respect to such Taxes, (B) the Lessee agrees to pay on demand all reasonable costs and expenses that such Indemnified Person may incur in connection with such contest, including, without limitation, attorneys’ and accountants’ fees and expenses), (C) the Indemnified Person reasonably determines that such contest would not create a material risk that any Vehicle or part thereof would be sold, forfeited or lost, or that a Lien other than a Permitted Lien would be placed on such Vehicle or part thereof or on any other property of the Owner Participant or such Indemnified Person, or would involve the risk of imposition of a criminal penalty, (D) the Lessee furnishes the Indemnified Person with the written opinion of counsel, selected by such Indemnified Person and reasonably acceptable to the Lessee, that reasonable grounds exist for contesting such Tax (or in the case of an income tax, that the basis in law and fact in opposition to such Tax exceeds the basis in law and fact in favor of the Tax) and (E) if such contest is to be conducted in a manner requiring the payment of the claim, the Lessee shall pay such claim or advance to the Indemnified Person on an interest-free basis (or on such interest-bearing basis as the Lessee and Indemnified Person may agree upon), with no additional after-tax cost, an amount equal to the amount of such claim. If the Indemnified Person undertakes such contest, such Indemnified Person shall not be obligated to pursue any appeal from an adverse judicial determination unless such Indemnified Person shall have received a written opinion of counsel, selected by such Indemnified Person and reasonably acceptable to the Lessee, that it is more likely than not that such appeal would be successful and shall in no event be obligated to appeal to the U.S. Supreme Court.

(ii)    At any time, whether before or after commencing to take the actions set forth in this Section 5, an Indemnified Person may decline to take action with respect to any Tax subject to indemnification hereunder by notifying the Lessee in writing that the Lessee is relieved of its obligation to indemnify such Indemnified Person with respect to such Tax and by repaying to the Lessee any amounts theretofore paid or advanced by the Lessee with respect thereto (other than the expenses of such contest). An Indemnified Person will in good faith consult with the Lessee and its counsel regarding the conduct of any administrative or judicial contest and will not enter into any settlement or compromise that would give rise to an indemnifiable Tax under this Section without the Lessee’s prior written approval, which approval shall not be unreasonably withheld or delayed.

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(iii)   Upon a Final Adjudication of any contest in respect of which the Lessee shall have advanced funds to an Indemnified Person, or, if earlier, upon receipt by an Indemnified Person of a refund or credit of any amounts paid by such Indemnified Person based on the proposed claim and in respect of which amounts the Lessee shall have previously advanced funds to such Indemnified Person, then, to the extent such Final Adjudication is adverse, the Lessee shall indemnify such Indemnified Person to the extent provided by this Participation Agreement, and promptly after such Final Adjudication (but not before the Lessee pays such Indemnified Person the amount required by this Section 5.2), such Indemnified Person shall repay to the Lessee the funds advanced by the Lessee, together with any related interest received (or saved) by such Indemnified Person as a result of such refund or credit.

(f)    After-Tax Basis.  The indemnity amounts payable under Section 5.2(a) shall be computed on an “after-tax” basis, so that any such indemnity payment shall be in an amount which, when reduced by the net increase in the federal, state and local income tax liability of the Indemnified Person as a result of the receipt of such payment, shall equal the amount of the Tax in respect of which such indemnity is payable. Subject to the proviso to this sentence, if an Indemnified Person actually realizes and utilizes a tax benefit by reason of the payment of a Tax for which it is indemnified under Section 5.2(a) (including the amount of any value-added Tax that is recoverable by such Indemnified Person, it being agreed that each Indemnified Person will take all such actions reasonably requested by the Lessee to facilitate the recovery or utilization of any value-added Tax otherwise indemnifiable hereunder), such Indemnified Person shall, unless such benefit was taken into account in the computation of the net increase, pay the Lessee an amount equal to the lesser of (i) the sum of (A) an amount equal to such tax benefit, plus (B) an amount equal to any other tax benefit realized and actually utilized by such Indemnified Person as the result of any payment made by such Indemnified Person pursuant to this sentence, and (ii) the amount of such payment by the Lessee to such Indemnified Person plus any other payment by the Lessee to such Indemnified Person theretofore made pursuant to this Section 5.2 reduced by other amounts previously paid by such Indemnified Person to the Lessee pursuant to this Section 5.2; provided, however, that an Indemnified Person shall not be obligated to pay any portion of such amount to the Lessee while an Event of Default shall have occurred and is continuing, and promptly after such Event of Default shall no longer be continuing, such Indemnified Person shall make payment to the Lessee as though such Event of Default had not occurred. Any disallowance of a tax benefit for which the Lessee has received a payment under this Section 5.2(f) shall be treated as a Tax for which the Lessee is obligated to indemnify under this Section 5.2, without regard to Section 5.2(b) (other than clause (vii) thereof).

(g)    Reimbursements by Indemnified Persons Generally.  If, for any reason, the Lessee is required to make any payment with respect to any Taxes imposed on any Indemnified Person in respect of the transactions contemplated by the Operative Documents or on the Vehicles, which Taxes are not the responsibility of the Lessee with respect to such Indemnified Person under Sections 5.2(a) and 5.2(b) hereof or the Tax Indemnity Agreement, then such Indemnified Person shall pay to the Lessee within 30 days of the Lessee’s demand therefor an amount which equals the amount actually paid by the Lessee with respect to such Taxes.

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5.3  Further Covenants of Lessee and Guarantor.  Each of the Lessee and the Guarantor hereby covenants in favor of the Owner Trust and the Owner Participant as follows:

(a)    Notice of Default.  It will deliver to the Owner Trust and the Owner Participant promptly upon acquiring actual knowledge of the occurrence of any Event of Default or Default, written notice specifying the nature and period of existence thereof and what action it is taking or proposes to take with respect thereto.

(b)    Financial Information.  The Guarantor will deliver to the Owner Participant and the Owner Trust: (i) to the extent not readily available on the EDGAR website, http://www.sec.gov/edgar.shtml, copies of all annual and quarterly reports sent by the Guarantor to its stockholders; (ii) to the extent not readily available on the EDGAR website, http://www.sec.gov/edgar.shtml, copies of all regular and periodic reports required to be filed by the Guarantor with the Securities and Exchange Commission with respect to its securities outstanding or to be outstanding; (iii) to the extent not readily available on the EDGAR website, http://www.sec.gov/edgar.shtml, but in no event less than fifty-five (55) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and income statements of the Guarantor, together with consolidated statements of cash flows of the Guarantor for that quarter, all prepared by the Guarantor in conformity with generally accepted accounting principles; (iv) to the extent not readily available on the EDGAR website, http://www.sec.gov/edgar.shtml, but in no event less than one hundred twenty (120) days after the close of each fiscal year, a copy of the annual consolidated financial statements of the Guarantor, consisting of consolidated balance sheets and income statements and consolidated statements of cash flows of the Guarantor, which shall be prepared in accordance with GAAP and certified (as to such consolidated financial statements) by any firm of independent certified public accountants (which shall be of national standing) regularly retained by the Guarantor; (v) not less than one hundred and twenty (120) days after the close of each fiscal year, the certification of the Guarantor’s chief executive officer, chief financial officer or treasurer, that the consolidated financial statements referred to in clause (iv) above were prepared in conformity with GAAP and that no Event of Default exists or, if an Event of Default shall exist, specifying the nature and status thereof; and (vi) such other information and data with respect to the Guarantor as may reasonably be requested by the Owner Participant or the Owner Trust for the purpose of facilitating an evaluation of the credit of the Guarantor or compliance with the provisions of the Operative Documents.

(c)    Further Information.  Lessee shall deliver to the Owner Participant and the Owner Trust with all reasonable promptness following request therefor (i) any information regarding the Vehicles which it or any of its Affiliates either possesses or can acquire without unreasonable effort or expense and (ii) all information within its control that may be reasonably requested by such Person to enable such Person to file any reports required to be filed by it with any Governmental Body as a result of the transactions contemplated hereby and by the other Operative Documents.

5.4  Merger, Consolidation, Sale.  Lessee shall not permit or effect any consolidation of Lessee with, or merger or liquidation (as part of a business reorganization or restructuring) of Lessee into, any other corporation or other entity (whether or not affiliated with Lessee), any other business combination or association involving Lessee, or successive

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consolidations, mergers, liquidations (as a part of a business reorganization or restructuring) or other business combinations or associations to which Lessee or its successor or successors shall be a party or parties, or any sale or conveyance of the property of Lessee as an entirety or substantially as an entirety to any other corporation or entity (whether or not affiliated with Lessee) authorized to acquire and operate the same unless the following conditions are satisfied: upon any such consolidation, merger, liquidation, business combination or association, sale or conveyance, (i) the due and punctual performance of all of the obligations of Lessee under the Operative Documents to which it is a party shall be assumed in writing by the corporation or other entity formed by such consolidation, or into which Lessee shall have been merged or liquidated, or which shall have resulted from such business combination or association, or which shall have acquired such property (the “Surviving Entity”); (ii) either (A) the Surviving Entity shall be a Qualified Entity or shall have all of its obligations under the Operative Documents guaranteed by a Qualified Entity pursuant to a guaranty substantially similar to the Guaranty or letter of credit or other form of collateral in acceptable form to the Owner Participant, or (B) the Guaranty shall remain in full force and effect with respect to the obligations of the Surviving Entity under the Lease and each other Operative Document to which the Lessee had been a party and the Guarantor shall deliver a written confirmation with respect to the Guaranty; (iii) after giving effect to the transaction, no Event of Default or Default shall exist; (iv) the Lessee will, if requested by the Owner Participant, deliver to the Owner Participant an opinion or opinions of White & Case LLP and, with respect to general corporate matters, internal counsel to the Surviving Entity and/or successor guarantor, or any other counsel reasonably acceptable to the Owner Participant (which opinion or opinions shall be delivered prior to or simultaneously with the consummation of the transaction), stating that the Surviving Entity and/or successor guarantor is duly organized under the laws of the state or other jurisdiction of its organization, that each such assumption agreement, new guarantee and/or collateral agreement is duly authorized, executed and delivered and is enforceable in accordance with its terms, that no violation of law applicable to or binding on the Surviving Entity will result from the Surviving Entity’s and/or successor guarantor’s being party to such assumption agreement, new guarantee and/or collateral agreement and the Operative Documents (to the extent provided in such assumption agreement), and that, to the extent the Guaranty is to continue in compliance with the terms of clause (ii)(B) above, the Guaranty has been modified to apply to the obligations of the Surviving Entity under the Lease and other Operative Documents and that, as modified, the Guaranty is enforceable in accordance with its terms (subject, in each case, to customary exceptions and qualifications), and if the Surviving Entity and/or successor Guarantor is not a United States entity, such opinions of counsel in the country in which the Surviving Entity and/or successor Guarantor is domiciled as are customarily required by the Owner Participant; (v) all filings and notices shall have been made so as to perfect the interests of the Lessor and Owner Participant in any collateral delivered pursuant to clause (ii) above, together with satisfactory legal opinions regarding the creation and perfection of any security interests in such collateral; and (vi) the Owner Participant shall have received reasonably satisfactory certificates of the Surviving Entity and/or the new guarantor with respect to incumbency, due organization, due authorization, the representations and warranties described herein and absence of defaults. The Lessee shall provide not less than 20 days’ prior written notice of any transaction of the kind described in this Section 5.4 to the Lessor and the Owner Participant which notice shall include information with respect to any Qualified Entity which is proposed to be the Surviving Entity or a guarantor of the Surviving Entity. Upon any such consolidation, merger or liquidation (as part of a business reorganization or restructuring), or such other business combination or association, or any sale, conveyance, transfer or lease of substantially all the assets of the Lessee in accordance with this Section 5.4, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under the Lease, and the other Operative Documents to which the Lessee is a party.

SECTION 6.	SURVIVAL AND EFFECT OF WARRANTIES, AGREEMENTS AND INDEMNITIES

6.1  Survival of Agreements, Representations, Warranties and Indemnities.   The agreements, covenants, representations, warranties and indemnities of the parties hereto contained in this Participation Agreement and in the other Operative Documents, and the obligations of each party in respect thereof, are expressly made for the benefit of, and all claims of Indemnified Persons or the Lessee, whether arising or asserted before or after expiration or termination of the Lease, shall be enforceable by, the Indemnified Persons or the Lessee, as the case may be, and shall survive (a) the making of the investments by the Owner Participant; (b) the taking of title to the Vehicles by the Owner Trust or the Nominee, acting on the Owner Trust’s behalf, and the leasing thereof to the Lessee; (c) any investigation, statement as to the results thereof or other action taken by or on behalf of any Indemnified Person or the Lessee; (d) the expiration or other termination of this Participation Agreement or any other Operative Document in accordance with the terms hereof or thereof and any waiver of compliance with any of the terms, provisions or conditions hereof or thereof; (e) the exercise of any remedies by the Owner Trust under the Lease or any other Operative Document, and (f) the transfer of the Owner Participant’s or the Owner Trust’s interest in the Lessor’s Estate, the Vehicles or the trust established pursuant to the Trust Agreement.

6.2  Effect of Other Indemnities.  Each of the Lessee’s obligations under the indemnities provided for in this Participation Agreement shall be those of a primary obligor whether or not the Indemnified Person shall also be indemnified with respect to the same matter under the terms of the Lease or any other Operative Document, or any other insurance, document or instrument whether or not related to the transactions contemplated hereby, and the Person so seeking indemnification from the Lessee may proceed directly against the Lessee without first seeking to enforce any other right of indemnification and such Person shall thereafter, at the Lessee’s expense, take whatever reasonable steps as the Lessee may reasonably request to protect and preserve whatever rights of subrogation the Lessee may have.

SECTION 7.	EXPENSES

7.1  Lessor’s Transaction Costs.  If the Closing Date shall occur as contemplated hereby, the Owner Participant agrees to pay on each Funding Date, Lessor’s Transaction Costs in an aggregate amount not to exceed the Transaction Cost Maximum. Such payment shall be made promptly upon receipt of invoices with respect to such Transaction Costs, subject to the approval thereof by the Lessee, such approval not to be unreasonably withheld or delayed; provided, that to the extent that invoices have been submitted, the Lessor’s Transaction Costs indicated on Schedule V hereto shall be paid first and, thereafter, any remaining Lessor’s Transaction Costs shall be paid to invoicing parties on a pro rata basis with all other invoices in respect of Lessor’s Transaction Costs which are due and remain unpaid as of such Funding Date.

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7.2  Lessee’s Transaction Costs.  The Lessee agrees to pay all Transaction Costs for which the Owner Participant is not responsible pursuant to Section 7.1, including Lessor’s Transaction Costs in excess of the Transaction Cost Maximum, promptly upon receipt of invoices with respect thereto. The Lessee shall also pay (a) costs and fees incurred in connection with the organization and incorporation of the Nominee and with the qualification (and the maintenance of such qualification) of the Nominee to do business in each jurisdiction in which the Nominee shall be required to perform its obligations under or as contemplated by the Operative Documents; (b) all reasonable out-of-pocket costs and expenses of the Owner Trust, the Owner Trustee and the Owner Participant in connection with the enforcement of this Participation Agreement and the other Operative Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of their counsel); (c) all reasonable fees and out-of-pocket costs and expenses incurred by the Owner Trust and the Owner Trustee in the establishment and maintenance of the trust pursuant to the Trust Agreement; (d) all reasonable out-of-pocket costs and expenses of the Nominee Trustee, the Owner Trust, the Owner Trustee and the Nominee (including reasonable legal fees and expenses) incurred by it in connection with (i) the entering into, or giving or withholding, of any amendments, supplements, waivers or consents proposed by the Lessee or the Guarantor with respect to the Operative Documents and (ii) complying with any further assurances requested pursuant to the Operative Documents.

SECTION 8.	NOTICES

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Participation Agreement or any Operative Document to be made, given, furnished or filed shall be in writing, by overnight courier, or by confirmed telecopy and addressed to the addresses and for the attention of the person set forth opposite such party’s name on Schedule III. Whenever any notice in writing is required to be given by one party to any other party, such notice shall be deemed given and such requirement satisfied when such notice is received. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Participation Agreement.

SECTION 9.	TRANSFERS

9.1  Transfers by Owner Participant.  The Owner Participant shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents or its interest in the trust created by the Trust Agreement without the prior written consent of the Lessee except as expressly permitted by this Section 9.1.

(a)    Transfers to Affiliates.  Subject to the satisfaction of the conditions set forth in this Section 9.1, the Owner Participant may make an assignment, conveyance or transfer of its interest in the trust created by the Trust Agreement to any Affiliate of the Owner Participant if such transferee shall have a tangible net worth not less than $75,000,000, or such transferee’s obligations under the Operative Documents shall have been unconditionally guaranteed by the Owner Participant pursuant to an instrument in form and substance reasonably satisfactory to the Lessee and the Owner Trustee; provided, that in no event shall (1) any transfer result in there being more than the Maximum Number of Owner Participants hereunder or (2)

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 any of the Vehicles subject to a Lease Supplement become owned, directly or indirectly, by more than one Owner Participant through the trust created by the Trust Agreement.

(b)    Transfers to Non-Affiliates.  Subject to the satisfaction of the conditions set forth in this Section 9.1, the Owner Participant may make an assignment, conveyance or transfer of its interest in the trust created by the Trust Agreement to any corporation or financial institution which does not qualify as a transferee under the preceding paragraph (a); provided that (x) if and so long as no Event of Default shall have occurred and be continuing (i) such corporation or financial institution has a tangible net worth of at least $75,000,000 or (ii) such transferee entity’s obligations under the Operative Documents shall have been unconditionally guaranteed by a corporation or financial institution having a tangible net worth of at least $75,000,000 by an instrument in form and substance reasonably satisfactory to the Lessee and the Owner Trustee and (y) the provisions of Section 9.1(d) through (h) are satisfied with respect to such transfer; provided, that in no event shall (1) any transfer result in there being more than the Maximum Number of Owner Participants hereunder or (2) any of the Vehicles subject to a Lease Supplement become owned, directly or indirectly, by more than one Owner Participant through the trust created by the Trust Agreement.

(c)    Transfer With Consent.  Any transfer other than one satisfying the requirements set forth in paragraph (a) or (b) of this Section 9.1 may only be made with the prior written consent of the Lessee, which consent may not be unreasonably withheld or delayed.

(d)    Required Notice and Effective Date.  If the Owner Participant shall propose to make a transfer it shall give written notice of such proposed transfer to the parties hereto at least fifteen (15) days in the case of any transfer pursuant to paragraph (b) of this Section 9.1 (or five (5) Business Days in the case of any transfer pursuant to paragraph (a) of this Section 9.1) prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by the Owner Participant, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by the Lessee, the Owner Trustee or the Owner Trust in connection with any disposition by the Owner Participant under this Section 9.1 shall be borne by the Owner Participant. In the event of a transfer under this Section 9.1, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the Owner Participant and shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under Section 7.2.

(e)    Assumption of Obligations.  Any transferee pursuant to this Section 9.1 shall assume and agree in writing to be bound by all obligations (whether or not yet accrued) under and become a party to this Participation Agreement and all other Operative Documents to which its transferor was a party, and thereupon the obligations of the Owner Participant under the Operative Documents shall be released and reduced to the extent of such transfer, provided that the transferor Owner Participant shall not be released from the obligation to remove all Owner Participant’s Liens attributable to it. Any such transferee will, if requested by the Lessee, deliver to the Lessee, the Bank and the Guarantor an opinion or opinions of counsel as may be requested by the Lessee and in form and substance reasonably satisfactory to the Lessee (which opinion or opinions shall be delivered prior to or simultaneously with the consummation of the transaction and be subject to customary qualifications) stating that such transferee and other

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party to an assumption instrument is duly organized under the laws of the state or other jurisdiction of its organization, that each of the assumption instrument and any guarantee delivered pursuant to this Section 9 is duly authorized, executed and delivered by the parties thereto and is enforceable in accordance with its terms, and that no violation of law applicable to or binding on such transferee or any guarantor will result from such transferee’s or guarantor’s being party to such assumption instrument or guarantee and the Operative Documents (to the extent provided in such assumption instrument). Upon any such transfer as above provided, the transferee shall be deemed the “Owner Participant” for all purposes of the Operative Documents and shall be deemed to have made the payments pursuant to Section 2.1 previously made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the “Owner Participant” shall thereafter be deemed a reference to the transferee for all purposes; provided, however, that in no event shall the Lessee’s obligations under the Operative Documents be more burdensome or costly in any material respect than they would have been but for such transfer. Upon any such transfer, the Owner Participant shall deliver to the Owner Trust and the Lessee, new Schedules I and III, revised to reflect the relevant information for such new Owner Participant.

(f)    [Reserved].

(g)    Representations and Warranties.  Notwithstanding anything to the contrary set forth above, the Owner Participant may not assign, convey or transfer its interest to any Person, unless such Person shall have delivered to the Owner Trust and the Lessee a certificate confirming the accuracy in all material respects of the representations and warranties set forth in Section 4.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

(h)    Competitors.  Notwithstanding anything in this Participation Agreement to the contrary, except in connection with a transfer pursuant to Section 9.1(c), under no circumstances shall the Owner Participant transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents or its interest in the trust created by the Trust Agreement to any Person who, in the good faith judgment of the Lessee or the Guarantor, is a direct competitor of the Lessee or any Affiliate thereof engaged primarily in the car or truck rental business (other than any assignee who is engaged in such business solely as lessor, similar to the position of Owner Trust under the Lease), or has an Adverse Business Relationship with the Guarantor, the Lessee or any Affiliate thereof or which is an Affiliate (or any entity of which such Person, or any of its Affiliates, owns, directly or indirectly, 5% or more of the voting stock) of such a competitor.

9.2  Transfers by Owner Trust.  The Owner Trust shall not, and the Owner Participant shall not permit the Owner Trust to, without the prior written consent of the Lessee, assign, convey or otherwise transfer all or any part of its right, title or interest under the Operative Documents or its interest in the Lessor’s Estate except as permitted by the Lease, provided that, anything herein to the contrary notwithstanding, a successor or additional Owner Trustee may be appointed pursuant to Section 9.1 of the Trust Agreement if such successor Owner Trustee is not a Person with whom, in the good faith judgment of the Lessee or the Guarantor, the Lessee or the Guarantor has an Adverse Business Relationship.

Participation Agreement

SECTION 10.	CERTAIN COVENANTS OF OWNER TRUST AND OWNER PARTICIPANT

10.1  Certain Covenants of Owner Participant.  The Owner Participant agrees with the Lessee and the Owner Trust that (i) except as specifically provided in Article VIII of the Trust Agreement, the Owner Participant will not terminate or revoke the trust created by the Trust Agreement during the term of the Lease and will not pledge, assign or otherwise transfer all or any portion of its right, title and interest in, to or under the Trust Agreement or such trust except in accordance with Section 9; (ii) the Owner Participant will not, directly or indirectly, create or suffer or permit to be created or to exist any Owner Participant’s Lien (and it will promptly remove, discharge or bond or cause to be removed, discharged or bonded, at its own expense any such Lien); (iii) the Owner Participant will not instruct the Owner Trustee to take any action, on behalf of the Owner Trust, or make any omission which would constitute a breach of any of the Owner Trust’s obligations under the Operative Documents, and the Owner Participant shall provide the Owner Trustee with such instructions and confirmations as the Owner Trustee may from time to time request in order to authorize the Owner Trustee (or to confirm its authority) to take or refrain from taking actions, on behalf of the Owner Trust, as required under the Operative Documents (it being understood that nothing in this clause (iii) shall be deemed to condition the Owner Trust’s obligations under the Operative Documents).

10.2  No Creation of Owner Trustee’s Liens by the Bank.  The Bank agrees that it will not, directly or indirectly, create or suffer or permit to be created or to exist and that it will, at its own expense, promptly remove, discharge or bond or cause to be removed, discharged or bonded any Owner Trustee’s Liens attributable to it in its individual capacity. The obligations of the Bank under this Section 10.2 with respect to any Lien resulting from a claim arising prior to the termination of the Lease shall survive such termination.

SECTION 11.	CONFIDENTIALITY

(a)    The Owner Participant and the Owner Trust each agrees that it will maintain, and cause its Affiliates to maintain, the confidentiality of any written information identified as confidential (provided that any of the pricing information provided in connection with the transaction contemplated by the Operative Documents shall be deemed confidential) provided by the Lessee, the Guarantor or any Affiliate thereof (whether such information is provided in connection with any provision of this Participation Agreement or any other Operative Document), including the provisions of the Operative Documents which are specific to the Lessee’s or the Guarantor’s business and any information contained in any appraisal conducted pursuant to the Operative Documents (all of the foregoing, the “Protected Information”), so long as the Protected Information is not or does not become publicly available and is not otherwise provided to such Person by or on behalf of the Lessee, the Guarantor or any Affiliate thereof on a nonconfidential basis or by any other Person; provided, however, that the Owner Participant or the Owner Trust may disclose the Protected Information (a) to any Affiliate or employee, (b) to its lawyers, accountants and financial, insurance and other independent advisors so long as the individuals principally responsible for the matter for which such information was disclosed are advised of the confidential nature of the Protected Information and requested to observe the provisions of this Section 11, (c) if, in its reasonable opinion, such disclosure is necessary under applicable law or under any order of a Governmental Body, or pursuant to a requirement of any

Participation Agreement

taxing agency, or under the rules and regulations of any national securities exchange on which the shares of the Owner Participant or the Owner Trustee are listed or required by bank regulatory, other administrative officials or the National Association of Insurance Commissioners in connection with the exercise of their regulatory or administrative powers, (d) in connection with the exercise of its rights and remedies hereunder and under the Lease if an Event of Default shall have occurred and be continuing, (e) if it has provided ten (10) days prior written notice to the Lessee, to prospective transferees pursuant to Section 9 if such Persons agree, in a writing delivered to the Lessee, to be bound by the provisions of this Section 11 (provided that no advance notice to the Lessee shall be required for the disclosure of pricing information provided in connection with the transaction contemplated by the Operative Documents otherwise deemed confidential for purposes of this paragraph so long as the prospective transferee has agreed to keep such information confidential), (f) in response to any subpoena or other legal process and (g) as otherwise required by any Operative Document.

(b)    Notwithstanding anything contained in this Participation Agreement or in any other document, agreement or understanding relating to the transactions contemplated by this Participation Agreement, each party (and each employee, representative, or other agent of such party) is authorized to disclose to any and all persons, beginning immediately upon commencement of discussions regarding the transactions contemplated by this Participation Agreement, and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of such transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to such party (or any employee, representative, or other agent of such party) relating to such tax treatment and tax structure. For purposes of this authorization, the “tax treatment” of a transaction means the purported or claimed tax treatment of the transaction, and the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed tax treatment of the transaction. None of the parties to the transactions contemplated by this Participation Agreement provides U.S. tax advice, and each party should consult its own advisors regarding its participation in the transactions contemplated by this Participation Agreement.

SECTION 12.	LESSEE’S RIGHT OF QUIET ENJOYMENT; OWNERSHIP FOR FEDERAL TAX PURPOSES

(a)    Each party to this Participation Agreement expressly agrees that, notwithstanding any other provision of any of the Operative Documents, so long as no Event of Default shall have occurred and be continuing, it will not take or cause or authorize any other Person to take any affirmative action to prevent the Lessee from having quiet and peaceable possession and enjoyment of each Vehicle during the Lease Term except in accordance with the provisions of the Lease.

(b)    Each of the Lessee, the Owner Participant and the Owner Trust expressly agree (i) that for United States federal, state and local income tax purposes, the Owner Participant is intended to be the owner of all Vehicles and the Lessee is intended to be the lessee thereof and (ii) that it will not take any position inconsistent with the foregoing clause (i) in any federal, state or local tax return, filing or proceeding.

Participation Agreement

SECTION 13.	MISCELLANEOUS

(a)    Entire Agreement.  This Participation Agreement and the other Operative Documents express the entire understanding of the parties relating to the subject matter hereof and thereof; all prior understandings, written or oral, with respect to such subject matter are hereby merged herein and superseded.

(b)    Severability.  If any provision of an Operative Document, or the application thereof to any Person or circumstance, shall, for any reason or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of such or any other Operative Document, and the application of that provision to other Persons or circumstances or in other jurisdictions shall not be affected.

(c)    Successors and Assigns.  Subject to Section 9, the terms and provisions of the Operative Documents shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns except that no party hereto may assign its rights under this Participation Agreement or any other Operative Document except as expressly provided herein or therein.

(d)    Counterparts.  This Participation Agreement and any amendment, modification, waiver or supplement hereto may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

(e)    Construction.  The section and paragraph headings in this Participation Agreement and the table of contents hereof are for convenience of reference only and shall neither be deemed to be a part of this Participation Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered or lettered sections, appendices, schedules and exhibits, unless otherwise indicated, are to sections, appendices, schedules and exhibits to this Participation Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall also be read and construed as though in either of the other genders.

(f)    Owner Trust’s Capacity; No Recourse; Corporate Capacity.

(i)     This Participation Agreement and the other Operative Documents to which the Owner Trust is a party are, except as expressly provided herein or therein, being entered into by the Bank not individually but as the Owner Trustee under the Trust Agreement, in exercise of the power and authority conferred upon and invested in the Owner Trustee by the Trust Agreement and this Participation Agreement, and it is expressly understood and agreed that nothing in this Participation Agreement or such other Operative Documents shall be construed as creating any liability (other than for willful misconduct or gross negligence) of the Bank individually to pay any sum or to perform any covenant, either express or implied, in this Participation Agreement or such other Operative Documents (all such liability, if any, being expressly waived by the
Participation Agreement

parties hereto) and that each party hereto, on behalf of itself and its successors and assigns, agrees in the case of any liability of the Bank hereunder or thereunder (except for such liability attributable to its willful misconduct or gross negligence) that it will look solely to the assets of the Lessor’s Estate and of the trust created by the Trust Agreement; provided, however, that the Bank in its individual capacity shall in any event be liable with respect to (A) the removal of the Lessor’s Liens resulting from claims against or acts or breaches by the Owner Trustee in each case in its individual capacity or involving its gross negligence or willful misconduct or (B) breaches of Section 4.3 in its individual capacity and as provided in Section 18.10 of the Lease; provided further, that the foregoing exculpations of the Owner Trustee shall not be deemed to be exculpations of any other Person.

(ii)    The Lessee and the Owner Participant are entitled to presume, without any inquiry, and without regard to their knowledge of the contents of the Trust Agreement, that the Owner Trustee has the authority to take any action purportedly taken in its capacity as the Owner Trustee, unless and until the Owner Participant notifies such Person that it has instructed the Owner Trustee not to take such action (in which case such Persons shall be entitled to presume, without any inquiry, that the Owner Trustee lacks such authority with respect to such action unless and until notified to the contrary by the Owner Participant); it being understood that in the event that the Owner Trustee takes any action as to which any such Person is entitled to assume the Owner Trustee’s authority, but as to which the Owner Trustee lacks actual authority, the Owner Participant’s sole recourse shall be to the Owner Trustee, and such lack of actual authority shall not affect the rights and interests of the Lessee and the Owner Participant. Any obligations of the Owner Trustee may be performed on its behalf by the Owner Participant and such performance shall not be construed as a revocation of the trust created by the Trust Agreement. Neither the Owner Trustee nor the Owner Participant shall have any obligation or duty to the Lessee or to others with respect to the transactions contemplated hereby, except those obligations or duties expressly set forth in this Participation Agreement and the other Operative Documents; and (i) the Owner Trustee shall not be liable for performance by the Owner Participant of its obligations or duties hereunder, (ii) the Owner Participant shall not be liable for performance by the Owner Trustee of its obligations or duties hereunder, and (iii) neither the Owner Trustee nor the Owner Participant shall be liable for performance by the Lessee or the Guarantor of such party’s obligations or duties hereunder. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant be liable to the Lessee for any action or inaction on the part of the Owner Trustee in connection with the transactions contemplated herein or in any other Operative Document, whether or not such action or inaction is caused by willful misconduct or negligence of the Owner Trustee.

(g)    Further Assurances.  Each of the parties hereto agrees to take all such further action, and to execute and deliver all such further documents or instruments as any other party hereto may reasonably request in order to carry out the intent of this Participation Agreement and the other Operative Documents and to consummate the transactions contemplated hereby and thereby.

Participation Agreement

(h)    Governing Law.  This Participation Agreement shall be governed by, construed and enforced in all respects in accordance with the law of the State of New York.

(i)     Mandatory Counterclaims. I f the Lessee or the Guarantor refrains, as required by the Operative Documents, from asserting a claim against the Owner Trust or the Owner Participant in an action in which, under applicable law, such claim would have been a mandatory counterclaim, the other parties to this Participation Agreement agree that the Lessee or the Guarantor shall not be deemed to have waived such claim (if asserted in an independent action) by virtue of its not having been asserted as a counterclaim.

(j)     Amendment or Waiver.  Neither this Participation Agreement nor any other Operative Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the parties hereto.

(k)    Variations on Schedule.  Each of the parties hereto agree that Schedule VI hereto contains certain terms and conditions applicable to this Agreement and the other Operative Documents which have been agreed by the parties hereto. To the extent that such terms and conditions are different from, or in conflict with, other terms and conditions of the Operative Documents, the terms and conditions indicated on Schedule VI shall control.

(l)     Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE OR OTHER PROPERTY MAY BE BROUGHT, AT THE OWNER TRUST’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE OR OTHER PROPERTY MAY BE FOUND OR REGISTERED OR TITLED. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT

Participation Agreement

OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE LESSEE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS.

(m)    Waiver of Jury Trial.  THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OWNER TRUST’S AND THE OWNER PARTICIPANT’S ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

Participation Agreement

IN WITNESS WHEREOF, the parties hereto have each caused this Participation Agreement to be duly executed as of the day and year first above written.

BUDGET RENT A CAR SYSTEM, INC., as Lessee

By
Name:
Title:

BRAC TRUST No. 2005-[ ], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])

By
Name:
Title:

WILMINGTON TRUST COMPANY, in its individual capacity only to the extent expressly stated herein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement (BRAC Trust No. 2005-[ ]),

By
Name:
Title:

CENDANT CORPORATION, as Guarantor

By
Name:
Title:

[OWNER PARTICIPANT], as Owner Participant

By
Name:
Title:

Participation Agreement

SCHEDULE I
to
Participation Agreement

SCHEDULE OF ACCOUNTS

Lessee

Bank Name:
ABA Number:
Account Name:	Budget Rent A Car System, Inc.
Account Number:

Owner Trust

Bank Name:	Wilmington Trust Company
ABA Number:
Account Name:	BRAC Trust No. 2005-[ ]
Account Number:
Attention: Tira Johnson

Owner Participant

Bank Name:
ABA Number:
Acct Name:
Acct Number:
Ref:

Participation Agreement

SCHEDULE II
to
Participation Agreement

U.C.C. FILINGS BEING MADE ON CLOSING DATE

1.	Uniform Commercial Code filings naming Lessee as debtor and Owner Trust as secured party in the following jurisdictions:

a)	State of Delaware, Secretary of State

Participation Agreement

SCHEDULE III
to
Participation Agreement

PARTIES

Lessee

Budget Rent A Car System, Inc.
6 Sylvan Way
Parsippany, NJ 07054
Attention: President
Telecopier No.: (973) 496-7460
Telephone No.: (973) 496-5008

Owner Trust

BRAC Trust No. 2005-[ ]
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Telecopier No. (302) 636-4140
Telephone No. (302) 631-1000

Owner Trustee

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Telecopier No. (302) 636-4140
Telephone No. (302) 631-1000

Nominee

Budget Truck Trust I
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Telecopier No. (302) 636-4140
Telephone No. (302) 631-1000

Participation Agreement

SCHEDULE III

Guarantor

Cendant Corporation
1 Campus Drive
Parsippany, NJ 07054
Attention: Treasurer
Telecopier No.: (973) 496-5852
Telephone No.: (973) 496-7938

Owner Participant

Participation Agreement

SCHEDULE IV
to
Participation Agreement

ELIGIBLE VEHICLES

Count	Truck Completion Date	Make	Vehicle Type	Model	VIN Number	Unit Number	Box Length	Chassis PO Number	Purchase Price

Participation Agreement

SCHEDULE V

TRANSACTION COSTS

Wilmington Trust Company

Richards, Layton & Finger, P.A.

Marshall & Stevens, Inc.

Thelen Reid & Priest LLP

Participation Agreement

SCHEDULE VI

VARIATIONS

Participation Agreement

EXHIBIT A
to
Participation Agreement

FORM OF SECTION 3.1(a)(ii)
OFFICER’S CERTIFICATE

The undersigned, ______________, the ______________ of BUDGET RENT A CAR SYSTEM, INC., a Delaware corporation (the “Company”), hereby refers to Section 3.l (a)(ii) of the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (the “Participation Agreement”), among the Company, BRAC Trust No. 2005-[ ], as Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Cendant Corporation, as Guarantor and [OWNER PARTICIPANT], as Owner Participant, and hereby certifies that as of the date hereof:

1.     The Eligible Vehicles being transferred to the Owner Trust on the date hereof pursuant to the Bill of Sale and being subjected to the Lease (the “Vehicles”) are identified in Schedule I attached hereto which sets forth, with respect to each such Vehicle, the information referred to in clause (a) of Section 7.1 of the Lease;

2.     With respect to the transfer of title to each Vehicle:

(a)    the Company has taken or caused to be taken the steps necessary to complete the action set forth in Annex A hereto, in the State of Oklahoma;

(b)    all required fees and charges under the relevant state motor vehicle statute have been remitted or caused to be remitted to the relevant state agency;

(c)    all applicable taxes required to be paid have been paid or caused to be paid; and

(d)    such Vehicle has been or is being registered, in the State of Oklahoma, in the name of either the Lessee or the Nominee and the Lessor is or will be designated as a secured party on the certificate of title for such Vehicle;

3.     Each Vehicle is free and clear of all Liens other than Permitted Liens; and

4.     All required odometer mileage disclosures with respect to the transfer of title to each Vehicle to the Nominee have been properly disclosed to the Nominee on the form prescribed by the applicable state.

All capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Participation Agreement.

Participation Agreement

EXHIBIT A

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of ______________, 2005.

BUDGET RENT A CAR SYSTEM, INC.

Name:
Title:

Participation Agreement

SCHEDULE I
to
Officer's Certificate

DESCRIPTION OF VEHICLES

Count	Expected Truck Completion Date	Make	Model	V.I.N. Number	Unit Number	Vehicle Type	Chassis PO Number	Box Length	Purchase Price

Participation Agreement

ANNEX A
to
Officer's Certificate

Actions taken with respect to transfer of title for Vehicles

Participation Agreement

EXHIBIT B-1
to
Participation Agreement

[Form of Opinion of Special Counsel for the Lessee and Guarantor]

Participation Agreement

EXHIBIT B-2
to
Participation Agreement

[Form of Opinion of Corporate Counsel for Lessee]

Participation Agreement

EXHIBIT B-3
to
Participation Agreement

[Form of Opinion of Corporate Counsel for Guarantor]

Participation Agreement

EXHIBIT B-4-A
to
Participation Agreement

[Form of Closing Date Opinion of Richards, Layton and Finger, P.A.,
Special Counsel for the Owner Trust]

Participation Agreement

EXHIBIT B-4-B
to
Participation Agreement

[Form of Closing Date Opinion of Richards, Layton and Finger, P.A.,
Special Counsel for the Owner Trustee]

Participation Agreement

EXHIBIT B-5
to
Participation Agreement

[Form of Opinion of Special Counsel for the Owner Participant]

Participation Agreement

EXHIBIT B-6
to
Participation Agreement

[Form of Opinion of Corporate Counsel to the Owner Participant]

Participation Agreement

EXHIBIT B-7
to
Participation Agreement

[Form of Opinion of Special Counsel for the Nominee]

Participation Agreement

EXHIBIT B-8
to
Participation Agreement

[Form of Closing Date Opinion of Oklahoma Counsel]

Participation Agreement

EXHIBIT C-1
to
Participation Agreement

[Letterhead of Nominee]

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, _________________, ___________________ of Budget Truck Trust I, a Delaware statutory trust (the “Nominee”) under the Nominee Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (as amended, modified and supplemented from time to time, the “Nominee Agreement”), among the Nominee, the Lessor (as such term is defined in Appendix A to the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among BRAC Trust No. 2005-[ ], as Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Budget Rent A Car System, Inc., as Lessee, Cendant Corporation, as Guarantor and the Owner Participant named therein; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in such Appendix A), duly authorized for the purpose, acting on behalf of the Nominee, hereby make, constitute and appoint (so long as no Event of Default shall have occurred and be continuing) as the Nominee’s attorney-in-fact (i) the Lessee, acting through any of its “District Managers”, “City Managers”, “Fleet Managers” or “Turn-back Managers” or (ii) the Guarantor, acting through any of its duly authorized representatives, on behalf of the Nominee and in its name, place and stead, for the special purpose of (1) doing all things necessary, including, without limitation, executing any documents in the name of the Nominee, to (a) properly register or reregister when necessary under applicable law the Lessor’s Vehicles in the State of Oklahoma or such other state permitted by Section 7.2 of the Lease, in the name of the Nominee or of the Lessee (for those states in which, in the Lessee’s reasonable opinion, Vehicles must be registered in the name of the Lessee for insurance, tax or other regulatory purposes) and (b) obtain certificates of title in the name of the Nominee for the Vehicles, (2) recording liens in favor of the Owner Trust on the certificate of title of any Vehicle (or of any Eligible Vehicle which will be subjected to the Lease), (3) executing such other documents as are necessary in order to record liens on such Vehicles (or Eligible Vehicles) in favor of the Owner Trust, (4) receiving (by mail or in person) and forwarding to the Nominee or its agent the certificate of title and other registration documentation relating to such Vehicles (or Eligible Vehicles), (5) designating the Lessee as the mailing address of the Nominee for all documentation relating to the title and registration of such Vehicles (or Eligible Vehicles) and (6) applying for duplicate certificates of title indicating the lien of the Owner Trust on such Vehicles (or Eligible Vehicles) where original certificates of title have been lost or destroyed. This power of attorney shall terminate on such date, after the first Funding Date, that the Remarketing Termination Date shall have occurred or that no Vehicles shall remain subject to the Lease, and is irrevocable until such date so long as no Event of Default shall have occurred and be continuing.

Participation Agreement

EXHIBIT C-1

IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of May, 2005.

for and on behalf of

Budget Truck Trust I, by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])
as Nominee

By
Name:
Title:

Subscribed and sworn to before me
this ___th day of May, 2005.

Notary Public

Participation Agreement

EXHIBIT C-2
to
Participation Agreement

[Letterhead of Owner Trust]

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, _________________, ___________________ of BRAC Trust No. 2005-[ ], a Delaware statutory trust, as Owner Trust (in such capacity, the “Owner Trust”) under the Trust Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (as amended, modified and supplemented from time to time, the “Trust Agreement”) among Wilmington Trust Company, as Owner Trustee, and the Owner Participant (as such term is defined in Appendix A to the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (the “Participation Agreement”), among the Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Budget Rent A Car System, Inc., as Lessee, Cendant Corporation, as Guarantor and the Owner Participant named therein; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in such Appendix A), duly authorized for the purpose, acting on behalf of the Owner Trust, hereby make, constitute and appoint (so long as no Event of Default shall have occurred and be continuing) as the Owner Trust’s attorney-in-fact (i) the Lessee, acting through any of its “District Managers”, “City Managers”, “Fleet Managers” or “Turn-back Managers” or (ii) the Guarantor, acting through any of its duly authorized representatives, on behalf of the Owner Trust and in its name, place and stead, for the special purpose of (1) recording liens in favor of the Owner Trust on the certificate of title of any Vehicle (or of any Eligible Vehicle which will be subjected to the Lease), (2) executing such other documents as are necessary in order to record liens on such Vehicles (or Eligible Vehicles) in favor of the Owner Trust, (3) receiving (by mail or in person) and forwarding to the Nominee or its agent on behalf of the Owner Trust, the certificate of title and other registration documentation relating to such Vehicles (or Eligible Vehicles) and (4) designating the Lessee as the mailing address of the Owner Trust for all documentation relating to the title and registration of such Vehicles (or Eligible Vehicles). This power of attorney shall terminate on such date, after the first Funding Date, that the Remarketing Termination Date shall have occurred or that no Vehicles shall remain subject to the Lease and is irrevocable until such date so long as no Event of Default shall have occurred and be continuing.

Participation Agreement

EXHIBIT C-2

IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of May, 2005.

for and on behalf of

BRAC Trust No. 2005-[ ], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])

By
Name:
Title:

Subscribed and sworn to before me
this ___th day of May, 2005.

Notary Public

Participation Agreement

EXHIBIT C-3
to
Participation Agreement

[Letterhead of NOMINEE]

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, _________________, ___________________ of Budget Truck Trust I, a Delaware statutory trust (the “Nominee”) under the Nominee Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (as amended, modified and supplemented from time to time, the “Nominee Agreement”), among the Nominee, the Lessor (as such term is defined in Appendix A to the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among BRAC Trust No. 2005-[ ], as Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Budget Rent A Car System, Inc., as Lessee, Cendant Corporation, as Guarantor and the Owner Participant named therein; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in such Appendix A), duly authorized for the purpose, acting on behalf of the Nominee, hereby make, constitute and appoint (so long as no Event of Default shall have occurred and be continuing) as the Nominee’s attorney-in-fact (i) the Lessee, acting through any of its “District Managers”, “City Managers”, “Fleet Managers” or “Turn-back Managers” or (ii) the Guarantor, acting through any of its duly authorized representatives, on behalf of the Nominee and in its name, place and stead, for the special purpose of, (1) upon the sale of any Vehicle pursuant to Sections 13 or 14 of the Lease (other than sales to the Lessee) in accordance with the terms and conditions thereof, doing all things necessary, including, without limitation, executing any documents in the name of the Nominee, to properly transfer title and registration of such Vehicle to the purchaser thereof and (2) applying for duplicate certificates of title indicating the lien of the Owner Trust on such Vehicles (or Eligible Vehicles) where original certificates of title have been lost or destroyed. This power of attorney shall become effective on such date, after the first Funding Date, that the Remarketing Termination Date shall have occurred or that no Vehicles shall remain subject to the Lease, and is irrevocable so long as no Event of Default shall have occurred and be continuing.

Participation Agreement

EXHIBIT C-3

IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of May, 2005.

for and on behalf of

Budget Truck Trust I, by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])
as Nominee

By
Name:
Title:

Subscribed and sworn to before me
this ___th day of May, 2005.

Notary Public

Participation Agreement

EXHIBIT C-4
to
Participation Agreement

[Letterhead of Owner Trust]

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, _________________, ___________________ of BRAC Trust No. 2005-[ ], a Delaware statutory trust (the “Trust”), acting in its capacity as Owner Trust (in such capacity, the “Owner Trust”) under the Trust Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (as amended, modified and supplemented from time to time, the “Trust Agreement”) among Wilmington Trust Company, as Owner Trustee, and the Owner Participant (as such term is defined in Appendix A to the Participation Agreement dated as of May [ ], 2005 (the “Participation Agreement”), among the Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Budget Rent A Car System, Inc., as Lessee, Cendant Corporation, as Guarantor and the Owner Participant named therein; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in such Appendix A), duly authorized for the purpose, acting on behalf of the Owner Trust, hereby make, constitute and appoint (so long as no Event of Default shall have occurred and be continuing) as the Owner Trust’s attorney-in-fact (i) the Lessee, acting through any of its “District Managers”, “City Managers”, “Fleet Managers” or “Turn-back Managers” or (ii) the Guarantor, acting through any of its duly authorized representatives, on behalf of the Owner Trust and in its name, place and stead, for the special purpose of, upon the sale of any Vehicle pursuant to Sections 13 or 14 of the Lease in accordance with the terms and conditions thereof, releasing the Owner Trust’s lien on such Vehicle (including any Vehicle for which the certificate of title is attached hereto or identified on the annex attached hereto) by executing any documents required in connection therewith. This power of attorney shall become effective on such date, after the first Funding Date, that the Remarketing Termination Date shall have occurred or that no Vehicles shall remain subject to the Lease, and is irrevocable so long as no Event of Default shall have occurred and be continuing.

Participation Agreement

EXHIBIT C-4

IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of May, 2005.

for and on behalf of

BRAC Trust No. 2005-[ ], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (BRAC Trust No. 2005-[ ])

By
Name:
Title:

Subscribed and sworn to before me
this ___th day of May, 2005.

Notary Public

Participation Agreement

EXHIBIT D
to
Participation Agreement

[ON LESSEE LETTERHEAD]

[FORM OF FUNDING REQUEST]

________________ __, 2005

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Attn: _______________

Gentlemen:

We refer to the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005 (as amended from time to time, the “Participation Agreement”; the terms defined in Appendix A to the Participation Agreement being used herein as therein defined) among Budget Rent A Car System, Inc., as Lessee, BRAC Trust No. 2005-[ ], as Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Cendant Corporation, as Guarantor and [OWNER PARTICIPANT], as Owner Participant, and hereby give you irrevocable notice pursuant to Section 2.3 of the Participation Agreement, that we hereby request a Funding under the Participation Agreement, and in that connection set forth below the information relating to such Funding as required by Section 2.3 of the Participation Agreement:

(i)    The proposed Funding Date is [_____________.]

(ii)   The Specific Identification, Purchase Price and Scheduled Expiration Date relating to the Vehicles to be purchased on such proposed Funding Date are set forth on Annex A hereto.

(iii)          The aggregate Purchase Price of the Vehicles to be purchased on the proposed Funding Date is $__________.

[(iv)        The proposed Funding Date will be the Final Funding Date.]

__________________________

1	Insert if such Funding Date is to be the Final Funding Date.

Participation Agreement

EXHIBIT D

Very truly yours,

Budget Rent A Car System, Inc.

By
Name:
Title:

Participation Agreement

ANNEX A
to
Notice of Funding

INFORMATION RELATING TO VEHICLES

Make	Model Vehicle	V.I.N. Number	Unit Number	Vehicle Type	Chassis PO Number	Box Length	Purchase Price	Scheduled Expiration Date

Participation Agreement

EXHIBIT E
to
Participation Agreement

BILL OF SALE

Pursuant to the provisions of the Participation Agreement (BRAC Trust No. 2005-[ ]) dated as of May [ ], 2005 (the “Participation Agreement”) among Budget Rent A Car System, Inc., as Lessee (“BRAC”), BRAC Trust No. 2005-[ ], as Owner Trust, Wilmington Trust Company, acting in its individual capacity only to the extent expressly stated therein and otherwise solely in its capacity as Owner Trustee under the Trust Agreement, as Owner Trustee, Cendant Corporation, as Guarantor and [OWNER PARTICIPANT] as Owner Participant (all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Participation Agreement), and for the consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, BRAC, (the “Seller”) does hereby (i) confirm all of its representations and warranties contained in Section 4.1(f) of the Participation Agreement and (ii) grant, sell, assign, transfer and convey to the Owner Trust (the “Buyer”), and the Buyer’s successors and assigns, all of the Seller’s right, title and interest in and to the following assets (collectively, the “Property”):

(1)	the light-duty and medium-duty box trucks more fully described on Schedule A hereto (each individually a “Vehicle” and collectively, the “Vehicles”);

(2)	the rights of the Seller under the Nominee Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among Budget Truck Trust I, BRAC and the Owner Trust, in respect of the Vehicles;

(3)	all Warranties;

(4)	the certificates of title issued, or to be issued, by the applicable state governmental authorities and applications for certificates of title with respect to each of the Vehicles; and

(5)	the certificate of origin with respect to each of the Vehicles for which a certificate of title, or applications therefor, have been made.

TO HAVE AND TO HOLD the Vehicles hereby conveyed, sold, transferred, assigned and delivered unto the Buyer, and its successors and assigns, to its own use and behoof forever.

Participation Agreement

EXHIBIT E

IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorized officer as of this __th day of May, 2005.

BUDGET RENT A CAR SYSTEM, INC.

By
Name:
Title:

Participation Agreement

SCHEDULE A
to
Bill of Sale

VEHICLE DESCRIPTION

Count	Expected Truck Completion Date	Make	Model	V.I.N. Number	Unit Number	VehicleType	Chassis PO Number	Box Length	Purchase Price

Participation Agreement

APPENDIX A

DEFINITIONS

The following terms shall have the following meanings for all purposes and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any agreement defined or referred to in this Appendix A shall include each amendment, modification and supplement thereto that may (in accordance with the terms of the Operative Documents) be effective from time to time, except as otherwise expressly indicated. The definition of any Person herein shall include its successors and permitted assigns.

“Adverse Business Relationship” shall mean the existence of (a) overtly threatened or pending material litigation or arbitral proceedings between a proposed transferee and the Lessee, the Guarantor or any Affiliate thereof or (b) any other event which the Lessee reasonably demonstrates constitutes a material adverse relationship between the proposed transferee and the Lessee, Guarantor or any Affiliate thereof.

“Affiliate” shall mean, with respect to any Person, any other Person controlled by, in control of or under common control with such Person, either directly or indirectly through other Affiliates.

“Anticipated Initial Funding Date” shall have the meaning provided on Schedule I hereto.

“Appraiser” shall mean Marshall & Stevens, Inc.

“Bank” shall mean the bank or trust company acting as Owner Trustee, in its individual capacity.

“Base Term” shall mean, for each Vehicle, the period beginning on the Funding Date therefor, and ending (1) as to a Gas Engine Vehicle, 42 months after the date on which the Funding Date in respect of such Vehicle occurred, and (2) as to a Diesel Engine Vehicle, 54 months after the date on which the Funding Date in respect of such Vehicle occurred.

“Basic Rent” shall mean the rent payable for the Vehicles on each Rent Payment Date pursuant to Section 3.1 of the Lease.

“Bill of Sale” shall mean, with respect to any Funding Date, the bill of sale of the Lessee, substantially in the form of Exhibit E to the Participation Agreement, conveying its owner-ship interest in the Funding Date Vehicles to the Lessor free and clear of all Liens (other than Permitted Liens).

“Budget Parties” shall mean the Lessee and the Guarantor.

APPENDIX A

“Business Day” shall mean any day except Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York or Wilmington, Delaware.

“Closing Date” shall have the meaning provided on Schedule I hereto.

“Code” shall mean, except as otherwise provided, the Internal Revenue Code of 1986, as amended from time to time, unless the context otherwise requires.

“Commitment” shall have the meaning provided on Schedule I hereto.

“Corporate Trust Office” shall mean the principal corporate trust office of the Owner Trustee, which office is, on the date of delivery of the Trust Agreement, located at the address of the Owner Trustee set forth on Schedule III to the Participation Agreement.

“Costs or Expenses” shall have the meaning provided in Section 5.1 of the Participation Agreement.

“Default” shall mean an event or condition which, with notice or lapse of time or both, would become an Event of Default.

“Default Termination Date” shall mean the date, if any, the Lease is terminated pursuant to Section 11 thereof as a result of an Event of Default.

“Diesel Engine Vehicle” shall mean an Eligible Vehicle which is manufactured to operate on diesel fuel.

“Early Termination Date” shall have the meaning provided in Section 13 of the Lease.

“Eligible Vehicle” shall mean a light or medium duty box truck which is equipped with either a gas or a diesel engine, and having a chassis of 10, 16 or 24 feet, manu-factured by a Manufacturer and equipped with a cargo box and other improvements, which truck is further identified and described on Schedule IV to the Participation Agreement.

“Employee Benefit Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title IV of ERISA and which is maintained by or contributed to by the Lessee or any Related Person or to which the Lessee or any Related Person has any liability.

“Environmental Law” shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any govern-mental authority regulating, relating to or imposing liability standards of conduct concern-ing any Hazardous Waste or environmental protections, as now or at any time hereafter in effect, including, without limitation, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, together, in each

APPENDIX A

case, with each amendment, supplement or other modification thereto, and the regulations promulgated thereunder and all substitutions therefor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“Event of Default” shall have the meaning provided in Section 10 of the Lease.

“Event of Loss” shall have the meaning provided in Section 12.1 of the Lease.

“Event of Loss Date” shall have the meaning provided in Section 12.1 of the Lease.

“Expiration Date” shall mean, in respect of any Vehicle, the earlier of (i) the Default Termination Date, (ii) the date on which a Vehicle is sold pursuant to Section 13.2 of the Lease, (iii) the Sale Termination Date (as defined in Section 13.1(b) of the Lease) and (iv) the Termination Date in respect of such Vehicle (or if such Vehicle shall have not been sold on or before the Termination Date, the Remarketing Termination Date).

“Fair Market Sales Value” of any or all of the Vehicles shall mean the open market wholesale sales value in a cash lump sum that a willing and informed buyer would pay for such Vehicle or Vehicles to a willing and informed seller in an arm’s-length purchase (which neither party is under any compulsion to enter into), “as-is, where-is with all faults” as deter-mined by the Appraiser and if any Vehicle is not returned to the Lessor in compliance with the return provisions of the Lease, the Lessor’s cost for transporting such Vehicle to the closest location designated in Schedule I to the Lease shall be subtracted from the Fair Market Sales Value for such Vehicle.

“Final Funding” shall mean the Funding identified as the Final Funding in the notice delivered to the Owner Trustee by the Lessee pursuant to Section 2.3 of the Participation Agreement with respect to such Funding.

“Final Funding Date” shall mean the Funding Date on which the Final Funding is held.

“Fleet” shall mean, at any time, all Vehicles then subject to the Lease.

“Funding” shall mean the funding by the Owner Participant to the Owner Trust pursuant to Section 2.1 of the Participation Agreement on a Funding Date with respect to a portion of the Fleet.

“Funding Date” shall mean the date on which a Funding with respect to any portion of the Fleet is held, which shall fall on the last day of any given month (or, if such day is not a Business Day, the immediately preceding Business Day), or such other date as the Lessee and the Owner Participant may agree from time to time.

“Funding Date Lease Supplement” shall mean a Lease Supplement dated a Funding Date and entered into by the Lessor and the Lessee on such Funding Date, substantially

APPENDIX A

in the form of Exhibit B to the Lease, in accordance with the provisions of the Participation Agreement.

“Funding Date Vehicle” shall mean, with respect to any Funding Date, an Eligible Vehicle being purchased by the Owner Trust on such Funding Date pursuant to the terms of the Participation Agreement.

“GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the relevant date of determination.

“Gas Engine Vehicle” shall mean an Eligible Vehicle which is manufactured to operate on gasoline.

“Governmental Body” shall mean any department, commission, board, bureau, court, legislature, agency, instrumentality or authority of the United States of America or any political subdivision thereof.

“Guarantor” shall mean Cendant Corporation, a Delaware corporation.

“Guaranty” shall have the meaning provided on Schedule I hereto.

“Hazardous Waste” means any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), and materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

“Indemnified Person” shall mean each of the Owner Trustee, the Bank, any separate Owner Trust or additional Owner Trust, the Owner Participant, the Nominee Trustee, the Nominee, permitted successors and assigns and the respective directors, employees, servants, agents and Affiliates of such Persons.

“Information Memorandum” shall mean the Information Memorandum, dated ________, 2005, relating to a $________TRAC Lease Financing of New Light Duty and Medium-Duty Box Trucks.

“IRS” shall mean the Internal Revenue Service.

“Judgment” shall mean any judgment, decree, order or award of any arbitration board or any court or other Governmental Body.

“Lease” shall have the meaning provided on Schedule I hereto.

APPENDIX A

“Lease Supplement” shall mean a supplement to the Lease which is either a Funding Date Lease Supplement or a supplement entered into for the purpose of amending, modifying or supplementing the Lease or any Lease Supplement.

“Lease Term” shall mean, for any Vehicle, the period commencing on such Vehicle’s Funding Date and ending on the earlier to occur of such Vehicle’s Termination Date or on such Vehicle’s Remarketing Termination Date.

“Lessee” shall mean Budget Rent A Car System, Inc., a Delaware corporation.

“Lessee Person” means Lessee, Guarantor, their Affiliates, any agent or employee of Lessee, any of Lessee’s successors, assigns or transferees, any user of any Vehicle (or any part thereof) during the Lease Term or any Person having custody or possession of any Vehicle (or any part thereof) during the Lease Term for such Vehicle (but not including the Owner Participant or Owner Trust, or any person claiming through Owner Participant or Owner Trust).

“Lessee Sale Termination Date” shall have the meaning provided in Section 13.1(b) of the Lease.

“Lessor” shall mean the Owner Trust.

“Lessor’s Estate” shall mean all estate, right, title and interest of the Owner Trust in and to the Fleet, the Participation Agreement, the Lease, the Warranties, the Bill of Sale and the Nominee Agreement.

“Lessor’s Liens” shall mean the Owner Trustee’s Liens.

“Lessor’s Transaction Costs” shall mean those costs and expenses of the Lessor specified in clauses (ii) through (vii) of the definition of Transaction Costs.

“Lien” shall mean any mortgage, lien or charge on, security interest in or condi-tional sale or other title retention agreement or other encumbrance of any nature whatsoever.

“Manufacturers” shall mean General Motors Corporation, International Truck and Engine Corporation and Ford Motor Company, and “Manufacturer” shall mean any of such companies.

“Maximum Number of Owner Participants” shall have the meaning provided on Schedule I hereto.

“Merger Event” shall have the meaning provided in Section 2.8 of the Guaranty.

“Model Year” shall mean the model year designated for an Eligible Vehicle by the manufacturer thereof, which year shall be deemed for purposes hereof to commence on the day announced by such manufacturer as the first day of such year.

“Moody’s” shall mean Moody’s Investor Services, Inc.

APPENDIX A

“Net Economic Return” shall have the meaning provided on Schedule I hereto.

“Net Sales Proceeds” shall mean the net amount received upon a sale of any Vehicle after deducting any costs incurred in connection with such sale and, for purposes of the sale of a Vehicle to the Lessee pursuant to Sections 13.2 or 14.2(b) of the Lease, shall be not less than the Fair Market Sales Value of such Vehicle. In determining the Net Sales Proceeds of a Vehicle disposed of by the Lessor pursuant to Section 11(a) of the Lease upon the occurrence of an Event of Default (other than Section 11(a)(v) of the Lease), the costs of sale shall include, without limita-tion, the payment of costs and expenses specified in Section 11(a)(v)(B) of the Lease.

“Nominee” shall mean Budget Truck Trust I, a Delaware statutory trust.

“Nominee Agreement” shall have the meaning provided on Schedule I hereto.

“Nominee Trust Agreement” shall mean the Trust Agreement (Budget Truck Trust I), dated as of February 17, 2004, among Budget Rent A Car System, Inc., BRAC Trust No. 2004-1, such parties as may become party thereto from time to time, and Wilmington Trust Company, as trustee.

“Nominee Trust Supplement” shall have the meaning provided on Schedule I hereto.

“Nominee Trustee” shall mean Wilmington Trust Company, not in its individual capacity, but solely as trustee of the Nominee.

“Officer’s Certificate” of any entity shall mean a certificate executed on behalf of such entity by a Responsible Officer thereof.

“Operative Documents” shall mean the Participation Agreement, the Lease (including the Lease Supplements), the Nominee Agreement, the Nominee Trust Agreement, the Bill or Bills of Sale, the Powers of Attorney, the Guaranty, the Trust Agreement and the Tax Indemnity Agreement.

“Overdue Payment Rate” shall mean a floating per annum rate equal to the lesser of (i) two percent (2%) above the Reference Rate in effect from time to time and (ii) the maximum interest rate permitted by applicable law.

“Owner Participant” shall have the meaning provided on Schedule I hereto.

“Owner Participant’s Liens” shall mean all Liens against the Fleet, the warranties related to the Fleet, the insurance policies secured in respect of the Fleet as contemplated by Section 8 of the Lease and the proceeds of the foregoing which result from:

(a)    claims against the Owner Participant unrelated to the transactions contemplated by the Operative Documents,

APPENDIX A

(b)    acts by the Owner Participant creating a Lien (unless such Lien is consented to by the Lessee), or

(c)    breaches by the Owner Participant of any of its duties and obligations under any of the Operative Documents to which it is a party.

“Owner Trust” shall have the meaning provided on Schedule I hereto.

“Owner Trustee” shall mean Wilmington Trust Company, acting (except where express reference is made to the Owner Trustee in its individual capacity) not in its individual capacity but solely as trustee under the Trust Agreement.

“Owner Trustee’s Liens” shall mean all Liens against the Fleet, the warranties related to the Fleet, the insurance policies secured in respect of the Fleet as contemplated by Section 8 of the Lease and the proceeds of the foregoing which result from:

(a)    claims against the Owner Trustee or the Bank unrelated to the transactions contemplated by the Operative Documents,

(b)    acts by the Owner Trustee (in its individual or trust capacity) creating a Lien (unless such Lien is consented to by the Lessee or such acts are taken in connection with an Event of Default),

(c)    breaches by the Owner Trustee or the Bank of any of its duties and obligations under any of the Operative Documents to which it is a party,

(d)    claims of the Bank (except such claims as are expressly permitted by the Operative Documents), or

(e)    any Tax on the Lessor’s Estate other than a Tax which is indemnified by the Lessee pursuant to Section 5.2 of the Participation Agreement.

“Participation Agreement” shall have the meaning provided on Schedule I hereto.

“Per Diem Rent” shall mean, in respect of any Vehicle , the product of (i) the Per Diem Rent Factor for such Vehicle and (ii) the Purchase Price for such Vehicle.

“Per Diem Rent Factor” shall have the meaning, in respect of any Vehicle Type, specified with respect thereto on Schedule II to the Lease, as such percentage may be adjusted pursuant to Section 3.3 of the Lease and set forth in the applicable Lease Supplement in respect of any Vehicle.

“Permitted Contest” shall mean a contest permitted by and meeting the require-ments of Section 5.2 of the Lease.

“Permitted Investments” shall mean (a) investments in direct obligations of the government of the United States or any instrumentality thereof, the obligations of which are guaranteed by such government, maturing within 90 days of the date of acquisition thereof, (b)

APPENDIX A

investments in obligations fully guaranteed by the government of the United States or any instru-mentality thereof, the obligations of which are guaranteed by such government, maturing within 90 days of the date of acquisition thereof, (c) investments in open market commercial paper issued by any corporation rated at least P-1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poors Corporation maturing within 90 days from the date of acquisition thereof, (d) investments in certificates of deposit issued by, or bankers’ acceptances of, or repurchase agreements (fully collateralized by transfer of any of the other obligations referred to above in this definition) with, or time deposits or a deposit account issued by, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or any State thereof having a combined capital and surplus of at least $500,000,000, in each case maturing within 90 days of the date of acquisition thereof, and (e) a money market fund registered under the Investment Company Act of 1940 (15 U.S.C. § 809-1 et seq. as from time to time amended), the portfolio of which is limited to United States government obligations and United States agency obligations as described in (a) and (b) above.

“Permitted Liens” shall mean:

(a)    Liens for Taxes (i) not yet delinquent or (ii) being contested in good faith in a Permitted Contest;

(b)    Liens of mechanics, laborers, garagemen, garbagekeepers, materialmen, suppliers, vendors, workmen and carriers and any other statutory or common law possessory Liens (other than Liens of the Manufacturers and the initial vendor) created in the ordinary course of business for sums of money (other than borrowed money) which under the terms of the related contracts are not at the time due, provided that any reserve or other appropriate provision required by generally accepted accounting principles shall have been made in respect thereof and provided that all such Liens permitted by this clause (b) shall not in the aggregate be material in respect of the condition or operations of the Lessee;

(c)    the respective rights and interests of the Owner Participant, the Owner Trust, the Lessee, the Nominee and the Guarantor as are permitted by and contemplated under the Operative Documents;

(d)    Liens arising out of judgments or awards against the party or parties obligated to keep the subject asset free of Liens with respect to which a timely appeal or proceeding for review is being prosecuted in good faith in a Permitted Contest;

(e)    Liens arising out of pre-judgment garnishment, attachment or other similar actions or proceedings, provided the same are removed within 15 days of the date of creation thereof or fully bonded and so long as such actions do not involve any material risk of the sale, forfeiture or loss of the encumbered asset or material risk of any liability to the party or parties intended as the beneficiary of the requirement that the subject asset be kept free of Liens; and

(f)    the Lessor’s Liens and the Owner Participant’s Liens.

“Permitted Use Agreements” shall have the meaning provided in Section 7.3 of the Lease.

APPENDIX A

“Person” shall mean and include any individual, firm, corporation, association, trust, partnership, joint venture, limited liability company, unincorporated organization or other enterprise or any government or any agency, political subdivision, department or instrumentality thereof.

“Powers of Attorney” shall mean the limited powers of attorney granted by the Owner Trust and the Nominee, respectively, to the Lessee on the Closing Date, substantially in the forms of Exhibits C-1, C-2, C-3 and C-4 to the Participation Agreement.

“Purchase Price” shall mean, in respect of each Vehicle, an amount set forth in the applicable Lease Supplement equal to the sum of (a) the actual purchase price paid or payable to the applicable Manufacturer in respect of such Vehicle, (b) the amount paid or payable to the applicable box manufacturer in respect of such Vehicle and (c) freight, installation, and point of purchase expenses as are necessary to place such Vehicle into commercial service.

“Qualified Entity” shall mean a corporation, partnership, limited liability company or business trust (1) which, as of the date of determination, has an unsecured debt rating of not less than Baa1 from Moody’s and BBB from S&P (or, if such entity is not rated by Moody’s or S&P, a comparable rating from another nationally recognized rating agency) and (2) to which the Owner Participant has not objected within thirty (30) days of receipt of the notice referred to in Section 5.4 of the Participation Agreement and receipt by the Owner Participant of all relevant information, which objection must be based upon one or more of the following: (A) legal or regulatory prohibitions or constraints which would apply to the Owner Participant if the proposed Qualified Entity were the Lessee or a guarantor thereof and a legal opinion to such effect has been provided; (B) internal limitations of the Owner Participant with respect to total credit exposure to the proposed Qualified Entity, the country in which such proposed Qualified Entity is domiciled or the industry (other than the vehicle rental industry) of such Qualified Entity, so long as such limitations are based on an established policy of the Owner Participant or, if no established policy exists, limitations reasonably determined at the time in good faith by Owner Participant and presented to the Lessee, together with an explanation as to the reasons for such limitations; (C) the existence of overtly threatened or pending material litigation or arbitral proceedings between the proposed Qualified Entity or any of its Affiliates and the Owner Participant or any of its Affiliates and evidence to such effect; or (D) any other written, established policy of the Owner Participant which would preclude a relationship with the proposed Qualified Entity and evidence to such effect has been provided.

"Qualified Merger Entity" shall be a corporation, partnership, limited liability company or business trust which, following such Merger Event, shall have unsecured debt ratings from S&P or Moody's which are not (i) two (2) full notches or more lower than the unsecured debt ratings of Guarantor from either of such rating agencies immediately prior to such Merger Event or (ii) in any case, lower than BBB- from S&P or Baa3 from Moody's, unless, in the case of clause (ii), the unsecured debt ratings of Guarantor prior to such Merger Event were lower than BBB- from S&P or Baa3 from Moody's in which case the Surviving Entity shall have an unsecured debt rating from each rating agency which is equal to or greater than Guarantor's ratings.

APPENDIX A

“Quarterly Rent Factor” shall have the meaning, with respect to any Vehicle Type, specified with respect thereto on Schedule II to the Lease, as such percentage may be adjusted pursuant to Section 3.3 of the Lease and set forth in the applicable Lease Supplement in respect of any Vehicle.

“Reference Rate” shall mean such rate as announced from time to time by Citibank, N.A., as its prime rate.

“Regulations” shall mean regulations promulgated by the United States Treasury Department under the Code.

“Related Indemnitee” shall mean, with respect to an Indemnified Person, (i) the Affiliates of such Person and (ii) the agents, shareholders, directors, employees and officers of such Indemnified Person and its Affiliates.

“Related Person” shall mean any trade or business, whether or not incorporated, that (together with the Lessee) is under common control as described in Sections 414(b) and (c) of the Code and with respect to Section 412 of the Code and Section 302 of ERISA, Sections 414(b), (c), (m) and (o) of the Code.

“Remarketing Agent” shall mean any Person acting as a remarketing agent with respect to the remarketing of the Vehicles.

“Remarketing Payment Date” shall have the meaning provided in Section 14.2(b) of the Lease.

“Remarketing Termination Date” shall have the meaning provided in Section 14.2(d) of the Lease.

“Remedy Payment Date” shall have the meaning provided in Section 11 of the Lease.

“Renewal Rent” shall mean, in respect of a given Vehicle during the Renewal Term for such Vehicle, if a payment of Renewal Rent is payable on a Rent Payment Date, the product of (a) the Purchase Price for such Vehicle and (b) the Quarterly Rent Factor for such Vehicle and, in cases in which the Renewal Rent is to be paid on a date other than a Rent Payment Date, Per Diem Rent for such Vehicle multiplied by the number of days since the date on which Basic Rent or Renewal Rent was last payable.

“Renewal Sale Date” shall have the meaning provided in Section 13.1(c) of the Lease.

“Renewal Settlement Date” shall have the meaning provided in Section 13.1(c) of the Lease.

“Renewal Term” shall have the meaning provided in Section 14.1(b) of the Lease.

APPENDIX A

“Renewal TRAC Percentage” shall, as of any date of determination, with respect to any Vehicle Type, equal the percentage applicable to the calculation of Termination Value for such Vehicle Type as of such date, as set forth on the Lease Supplement in respect of such Vehicle; provided that in all cases, the Renewal TRAC Percentage of any Vehicle of a particular Vehicle Type as of the date which is one year after the commencement of the Renewal Term, if any, with respect to such Vehicle shall be as indicated on Schedule IV to the Lease.

“Rent” shall mean Basic Rent, Supplemental Rent, and any Renewal Rent, if applicable.

“Rent Payment Date” shall mean, during the Lease Term for each Vehicle, for the initial Rent Payment Date, the 30th day of the third calendar month after the Funding Date for such Vehicle (or if such day is not a Business Day, on the immediately preceding Business Day), and thereafter the 30th day of the third calendar month after the preceding Rent Payment Date (or if such day is not a Business Day, on the immediately preceding Business Day).

“Rent Period” shall mean, as to each Vehicle, each succeeding Rent Period determined in accordance with Section 3.2 of the Lease.

“Responsible Officer” shall mean:

(a)    with respect to the Lessee, (i) any of the Lessee’s management or supervisory personnel in the Lessee’s fleet administration or motor vehicle accounting departments at its North American headquarters (including their supervisors) or (ii) any of the Lessee’s management or supervisory personnel who at the time are responsible for the administration of the Operative Documents (including their supervisors);

(b)    with respect to the Owner Participant, any of the Owner Participant’s management or supervisory personnel who at the time are responsible for the administration of the Operative Documents (including their supervisors); and

(c)    with respect to the Owner Trust, any officer thereof who at the time is authorized to act in connection with the transactions contemplated by the Operative Documents or any officer with direct responsibility for administration of the Trust Estate.

“S&P” shall mean Standard & Poor’s Corporation.

“Scheduled Expiration Date” shall mean, in respect of any Vehicle, the last day of the Base Term for such Vehicle, which date shall be indicated on Schedule A to the Funding Date Lease Supplement relating to such Vehicle.

“Securities Act” shall mean the Securities Act of 1933 as in effect from time to time.

“Specific Identification”, “Specifically Identify”, “Specifically Identifies” and “Specifically Identified” shall mean, with respect to any Vehicle, identification of the make, model, vehicle identification number, unit number and box length for such Vehicle.

APPENDIX A

“Specified Default” shall mean any Default under Sections 10(a), (b) (e), (f) or (g) of the Lease or any Event of Default.

“Supplemental Rent” shall mean (without duplication of Basic Rent): (a) all amounts, liabilities and obligations which the Lessee expressly assumes or agrees to pay to or for the benefit of the Owner Trust, the Nominee, the Owner Participant or any Indemnified Person under the Operative Documents, whether or not designated as Supplemental Rent, including, without limitation, damages for breach of any covenant, representation, warranty or agreement therein and payments of Termination Value, but excluding Basic Rent; and (b) all amounts payable by the Lessor pursuant to the Nominee Agreement, at the time when such amounts are payable by the Lessor.

“Surviving Entity” shall have the meaning provided in Section 5.4 of the Participation Agreement.

“Tax” and “Taxes” shall have the meanings provided in Section 5.2 of the Participation Agreement.

“Tax Assumptions” shall mean those assumptions set forth in Section 2 of the Tax Indemnity Agreement.

“Tax Indemnity Agreement” shall have the meaning provided on Schedule I hereto.

“Tax Law Change” shall mean any change (or any change proposed by the chairman of the House of Representatives Ways and Means Committee or the Senate Finance Committee or approved by either such committee, or set forth in a budget proposal by the Department of the Treasury which could have an effective date applicable to the Vehicles to be purchased on a Funding Date) in the Code or the United States Treasury Income Tax Regulations that would affect the anticipated U.S. federal income tax consequences to the Owner Participant of the transactions contemplated by the Operative Documents.

“Termination Date” shall mean, for any Vehicle, the date that such Vehicle is sold pursuant to Section 14.2 of the Lease.

“Termination Value” shall mean, as of any date of determination of such value in respect of a Vehicle, (i) if such date of determination is a Rent Payment Date or another date specified on Schedule B to the Funding Date Lease Supplement for such Vehicle (a “Specified Date”), the percentage of the Purchase Price for such Vehicle indicated for such date on Schedule B to the Funding Date Lease Supplement relating to such Vehicle (as such percentage may be adjusted pursuant to Section 3.3 of the Lease and set forth in the applicable Lease Supplement in respect of any Vehicle); (ii) if such date of determination is not a Rent Payment Date or another Specified Date, the Purchase Price for such Vehicle multiplied by the interpolated percentage derived with reference to the percentage indicated on Schedule B to the Funding Date Lease Supplement relating to such Vehicle (as such percentage may be adjusted pursuant to Section 3.3 of the Lease and set forth in the applicable Lease Supplement in respect of any Vehicle) for the Rent Payment Dates or the Specified Dates immediately preceding and

APPENDIX A

immediately succeeding such date of determination; provided, that, if such date of determination is not a Rent Payment Date or another date specified on Schedule B to the Funding Date Lease Supplement and occurs within the month immediately preceding (but excluding) a Rent Payment Date, such amount shall be the sum of (x) the percentage of the Purchase Price for such Vehicle indicated on Schedule B to the applicable Lease Supplement in respect of such Vehicle on the specified date immediately preceding such date of determination and (y) the product of the Per Diem Rent for such Vehicle and the number of days elapsed after such Specified Date.

“TRAC Amount” shall mean, as of any date of determination and with respect to any Vehicle sold by or on behalf of the Lessor (whether to the Lessee or a third party), an amount equal to the TRAC Percentage or Renewal TRAC Percentage, as applicable, of the Purchase Price for such Vehicle as of such date of determination with respect to such Vehicle minus the Net Sales Proceeds with respect to such Vehicle (it being understood that if a Vehicle is unsold, the Net Sales Proceeds equals zero).

“TRAC Certificate” shall have the meaning provided in Section 2 of the Lease.

“TRAC Percentage” shall have the meaning, with respect to any Vehicle Type, specified in Schedule IV to the Lease. The TRAC Percentage shall apply to any calculation of the TRAC Amount on the last day of the Base Term in respect of a Vehicle.

“Transaction Costs” means all of the out-of-pocket costs, fees and expenses incurred by the Lessee, the Guarantor, the Owner Participant, the Owner Trust, the Bank and the Nominee in connection with the negotiation, preparation, execution, delivery, filing and recording of the Operative Documents and the transactions contemplated thereby, including:

(i)    (A) the reasonable fees and disbursements of White & Case LLP, special counsel to the Lessee and the Guarantor; (B) the reasonable fees and disbursements of McAfee & Taft, special Oklahoma counsel to the Lessee and the Guarantor; and (C) the reasonable fees of BTM Financial Services, Inc., as the Lessee’s advisor;

(ii)    the reasonable fees, expenses and disbursements of (A) Thelen Reid & Priest LLP, special counsel for the Owner Participant and any other special local counsel for the Owner Participant, (B) Richards, Layton & Finger, P.A., special counsel for the Owner Trust and the Bank, (C) Richards, Layton & Finger, P.A., special counsel for the Nominee and (D) Richards, Layton & Finger, P.A., counsel to the Nominee Trustee;

(iii)    the reasonable out-of-pocket costs and expenses of the Owner Participant, the Lessee and the Guarantor;

(iv)    the cost of preparation and filing of UCC financing statements;

(v)    the fees and out-of-pocket costs and expenses of the Nominee;

(vi)    the fees and expenses of the Appraiser; and

(vii)    the initial but not ongoing fees and expenses of the Owner Trust.

APPENDIX A

“Transaction Cost Maximum” shall have the meaning provided on Schedule I hereto.

“Trigger Event” shall mean that the Lessor shall have obtained, shall have demanded or shall be seeking to obtain, physical possession of the Fleet pursuant to Section 11 of the Lease by reason of the occurrence of an Event of Default.

“Trust Agreement” shall have the meaning provided on Schedule I hereto.

“U.C.C.” shall mean the Uniform Commercial Code as adopted in any applicable jurisdiction as may be in effect from time to time.

“United States Person” shall have the meaning provided in Section 7701(a)(30) of the Code.

“Unsold Vehicle” shall have the meaning provided in Section 14.2(d) of the Lease.

“Vehicle” shall mean, at any time, an Eligible Vehicle which at any time was purchased by the Lessor pursuant to the Participation Agreement and made subject to the Lease.

“Vehicle Type” shall mean, with respect to any Vehicle, a Vehicle designation of [“Vehicle Type A” or “Vehicle Type B”]1 , as set forth in the applicable Lease Supplement in respect of any Vehicle.

“Vehicle Type A” shall mean Gas Engine Vehicles, specifically it includes E350 10 foot box trucks and E350 15 foot box trucks manufactured by Ford Motor Company and Savana 15 foot box trucks manufactured by General Motors Corporation.

“Vehicle Type B” shall mean Diesel Engine Vehicles, specifically it includes TC 7500 24 foot box trucks manufactured by General Motors Corporation, 4200 24 foot box trucks and 4300 24 foot box trucks manufactured by International Truck and Engine Corporation.

“Warranties” shall have the meaning provided in Section 4.2 of the Lease.

Schedule I to Appendix A
to the Participation Agreement

Certain Definitions

“Anticipated Initial Funding Date” shall mean May [ ], 2005.

“Closing Date” shall mean May [ ], 2005, or such later date as shall be agreed by the parties to the Participation Agreement.

“Commitment” shall mean $[__________].

“Guaranty” shall mean the Guaranty Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, by the Guarantor in favor of the Owner Trust and the Owner Participant.

“Lease” shall mean the Lease Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, between the Lessee and the Lessor.

“Maximum Number of Owner Participants” shall mean one (1).

“Net Economic Return” shall mean [______________]2 .

“Nominee Agreement” shall mean the [Nominee Agreement (BRAC Trust No. 2005-[ ]) dated as of May [ ], 2005 among the Nominee, the Lessee and the Lessor].

“Nominee Trust Supplement” shall mean the Trust Supplement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among the Lessee, the Lessor and the Bank.

“Owner Participant” shall mean [OWNER PARTICIPANT].

“Owner Trust” shall mean BRAC Trust No. 2005-[ ], a Delaware statutory trust.

“Participation Agreement” shall mean the Participation Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, among the Lessee, the Owner Participant, the Owner Trust, the Guarantor and Wilmington Trust Company, in its individual capacity only to the extent expressly therein and otherwise as Owner Trustee.

“Tax Indemnity Agreement” shall mean the Tax Indemnity Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, between the Lessee and the Owner Participant.

“Transaction Cost Maximum” shall mean $[__________].

3

Schedule I to Appendix A
to the Participation Agreement

“Trust Agreement” shall mean the Trust Agreement (BRAC Trust No. 2005-[ ]), dated as of May [ ], 2005, between the Bank and the Owner Participant.
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